UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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UDEMY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UDEMY, INC.
600 HARRISON STREET, THIRD FLOOR
SAN FRANCISCO, CA 94107

Notice of 2024 Annual Meeting of Stockholders of
Udemy, Inc. (the "Company")

Logistics

DATE AND TIME	PLACE	RECORD DATE
Monday, June 3, 2024 at 9:00 a.m. Pacific Time	www.virtualshareholdermeeting.com/UDMY2024	Holders of record of our common stock at the close of business on April 5, 2024, are entitled to vote at our Annual Meeting.
Voting Items

Board Recommendation
1	Election of two Class III director nominees named in the Proxy Statement to the Company’s Board of Directors (the "Board") to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified	FOR each director nominee
2	Advisory vote to approve the compensation of our named executive officers	FOR
3	Ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for 2024	FOR
4	Action upon such other matters, if any, as may properly come before the meeting

Advance Voting Methods
(Your vote must be received by 11:59 p.m., Eastern Time, on June 2, 2024, the day before the Annual Meeting)

INTERNET	TOLL FREE TELEPHONE	MAIL
www.proxyvote.com	1-800-690-6903	Complete and sign your proxy card

We invite you to join our Annual Meeting and vote. We urge you, after reading the attached proxy statement (the "Proxy Statement"), to vote your proxy by Internet or telephone by following the instructions on the form of proxy or by signing and returning the enclosed proxy card in the enclosed postage prepaid envelope as promptly as possible. You may vote live at the virtual meeting even if you previously voted by proxy. If you have a disability, we can provide reasonable assistance to help you participate in the meeting upon request.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 3, 2024:
The Notice of 2024 Annual Stockholders' Meeting and Proxy Statement and the 2023 Annual Report on Form 10-K
are available at www.proxyvote.com.

The Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about April 11, 2024.

By order of the Board of Directors,

Ken Hirschman
General Counsel & Corporate Secretary
San Francisco, California
April 11, 2024

i

Proxy Statement Summary
Voting Roadmap

Proposal 1	Board Recommendation
Election of two Class III director nominees named in the Proxy Statement to the Board to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified	The Board recommends a vote FOR each director nominee

Director Nominees
Class	Name and Age	Director Since	Occupation	Current Committees
III	Eren Bali, 39 Independent	2010	Chief Executive Officer, Carbon Health	Audit Nominating & Corporate Governance
III	Lydia Paterson, 50 Independent	2019	Chief Executive Officer, OLX Global B.V. (“OLX Group”)	Audit (Chair)
Continuing Directors
Class	Name and Age	Director Since	Occupation	Current Committees
I	Sohaib Abbasi, 67 Independent Chairperson of the Board	2023	Former Chief Executive Officer, Informatica
I	Greg Brown, 55	2023	President & Chief Executive Officer, Udemy, Inc.
I	Heather Hiles, 55 Independent	2020	Chief Business Officer, Black Girls Code	Audit Nominating & Corporate Governance (Chair)
II	Jeffrey Lieberman, 49 Independent	2015	Managing Director, Insight Partners	Compensation
II	Natalie Rothman, 53 Independent	2022	Chief People Officer, Inspire Brands	Compensation (Chair) Nominating & Corporate Governance

Director Skills and Core Competencies
In 2023, the Nominating and Corporate Governance Committee reviewed the core competencies that it believes should be represented on our Board. The Committee regularly evaluates the composition and diversity of the Board with respect to qualifications and skill sets that are important in consideration of the Company's long-term strategic plan and with respect to providing effective leadership and diverse viewpoints on matters considered by the Board. The following shows certain key skills and competencies of our directors.

	Abbasi	Bali	Brown	Hiles	Lieberman	Paterson	Rothman
Finance Expertise	•	•		•	•	•
Global / International	•	•	•
Learning Tech / Industry Experience		•	•	•
Public Company Board Experience	•				•		•
Public Company CEO Experience	•		•
SaaS Experience	•	•	•	•	•
Strategic Planning	•	•	•	•	•	•	•
Target Udemy Business Buyer							•
HR Leader / Talent Management Expertise							•
Marketplace/Direct to Consumer Experience						•
Go to Market/Marketing Experience	•		•

Board Diversity Matrix as of April 11, 2024

Board Size:
Total number of directors:	7
Gender:	Male	Female	Non-Binary
Number of directors based on gender identity	4	2	1
Number of directors who identify in any of the categories below:
African American or Black	—	—	—
Alaskan Native of American Indian	—	—	—
Asian	1	1	—
Hispanic or Latino	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	3	—	—
Two or More Races or Ethnicities	—	—	1
LGBTQ+	1

Corporate Governance Highlights

✓	Separation of CEO and Chair roles	✓	Annual evaluation of the Board, committees, and individual directors
✓	6 of 7 directors are independent	✓	New director searches focused on key skills for the Company's long-term strategic plan and diversity
✓	All required Board committees consist solely of independent directors	✓	Compensation clawback policy relating to accounting restatements (“Clawback Policy”)
✓	Regular executive sessions of independent directors	✓	Policy prohibiting hedging and pledging of Company stock by employees or directors
✓	Stock ownership guidelines for directors and executive officers	✓	Direct oversight by the Nominating and Corporate Governance Committee of ESG matters
✓	Board policy for CEO succession planning

Proposal 2	Board Recommendation
Advisory vote to approve the compensation of the Company’s named executive officers	The Board recommends a vote FOR this Proposal
Executive Compensation Highlights
Our compensation programs continue to evolve as we develop our pay for performance philosophy. In 2023, we modified our annual incentive bonus plan (“Short-Term Incentive Plan”) to increase the portion of executive bonuses that is based on Company performance from 75% to 100%. In addition, we adopted performance-based restricted stock units for our executive officers in 2023, applying performance criteria to long-term incentive compensation for the first time.
Compensation Framework
The following table summarizes the compensation elements provided for our named executive officers in 2023:

Element	Purpose	Metrics
Base Salary	Fixed annual market-competitive cash compensation to attract and retain executives	Established after review of base salaries of executives of companies in our peer group and the performance of each executive officer
Short-Term Incentive Plan	Performance-based variable pay that delivers cash incentives when executives meet or exceed key financial targets	100% Company Performance (revenue, adjusted EBITDA margin)
Long-Term Incentive ("LTI") Equity Compensation	Service-based and performance-based equity compensation to reward executives for creating long-term stockholder value and to provide a retentive hold	50% Time-based Restricted Stock Units ("RSUs") 50% Performance-based Restricted Stock Units ("PSUs") (based on achievement of annual recurring revenue ("ARR") in our Udemy Business segment)

Strong Compensation Governance

STOCKHOLDER FRIENDLY PRACTICES WE EMPLOY		STOCKHOLDER UNFRIENDLY PRACTICES WE AVOID
✓	Pay for performance with objective financial metrics tied to our success and delivery of stockholder value	✗	Excise tax gross-ups for change in control payments
✓	Incentive Compensation Clawback Policy	✗	Hedging of Company stock
✓	“Double Trigger” change in control equity vesting	✗	Pledging of Company stock
✓	Stock Ownership Guidelines	✗	“Single Trigger” change in control equity vesting
✓	Independent compensation consultant supporting our Compensation Committee	✗	Executive perquisites
✓	Annual say-on-pay advisory vote
✓	Stockholder outreach on executive pay matters

For a detailed discussion of our executive compensation program, including the correlation to our comprehensive strategic plan focused on creating long-term stockholder value, please see CD&A beginning on page 19.

Proposal 3	Board Recommendation
Ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024	The Board recommends a vote FOR this Proposal

v

Table of Contents

Proposal No. 1 Election of Directors	1	Framework for Executive Compensation	27
Nominees for Election to Our Board	2	Other Compensation and Benefit Programs	32
Corporate Governance	6	Compensation Committee Report	33
Overview	6	Compensation Program Risk Assessment	34
Board Composition and Refreshment	6	Additional Information Regarding Executive Compensation	34
Nominations for Directors	6	Summary Compensation Table	34
Board Independence and Structure	7	Grants of Plan-Based Awards in 2023	35
Board's Role in Risk Oversight	9	Outstanding Equity Awards at 2023 Fiscal Year End	36
Compensation Committee Interlocks and Insider Participation	10	Option Exercises and Stock Vested in 2023	37
Board Evaluation	10	Potential Payments Upon Termination of Employment or Change in Control	37
Stockholder and Interested Party Communications with our Board	10	Equity Compensation Plan Information	39
Corporate Governance Guidelines and Code of Conduct	11	CEO Pay Ratio	39
Insider Trading Policy	11	Pay vs Performance	40
Related Person Transactions	11	Information Concerning our Executive Officers	44
Environmental, Social, and Governance Matters	12	Security Ownership of Certain Beneficial Owners and Management	47
Director Compensation	15	Stock Ownership Guidelines for Directors and Executive Officers	47
2023 Director Compensation	15	Delinquent Section 16(a) Reports	48
Directors' Outstanding Equity Awards at 2023 Fiscal-Year End	16	Proposal No. 3 Ratification of Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2024	49
Proposal No. 2 Stockholder Advisory Vote to Approve the Compensation of the Company's Named Executive Officers	17	2023 and 2022 Audit Fees	49
Compensation Discussion and Analysis	19	Audit Committee Report	51
Executive Summary	19	Other Matters	52
Compensation Governance	24

Note:  Unless otherwise indicated in the text, any reference to a year is intended to refer to the Company’s fiscal year of the same date as described in the Company’s 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 26, 2024 (our "Annual Report").

Proposal No. 1
Election of Directors
Our Board currently consists of seven directors, six of whom are independent under the listing standards of The Nasdaq Stock Market LLC ("Nasdaq"). Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
At the 2024 annual meeting of stockholders (the "Annual Meeting"), you will vote to elect as directors the two nominees listed below to serve until our 2027 annual meeting of stockholders or until their respective successors are duly elected and qualified. Our Board has nominated Eren Bali and Lydia Paterson for election as directors. Each of the nominees is a current member of our Board, has consented to being named in this Proxy Statement as a nominee, and has agreed to serve as a director if elected. None of the nominees has any family relationship with any other nominee or with any of our executive officers. The Board does not currently have any vacancies.
The persons named as proxies in the accompanying form of proxy have advised us that at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the proxies FOR the election of the nominees named above. If one or more of the nominees are unable to serve, or will not serve, the persons named as proxies may vote for the election of any substitute nominees that our Board may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above. Our bylaws provide that a nominee for director must be elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors.

Nominees for Election to Our Board
The following information is provided about our nominees for director effective as of the record date, April 5, 2024.
EREN BALI Independent
Chief Executive Officer, Carbon Health

Age: 39 Director Since: January 2010 Committees: Audit, Nominating & Corporate Governance Other Current Public Company Boards: None
Key Experience and Skills
We believe that Mr. Bali is qualified to serve on our Board because of the perspective and experience he brings as our co-founder and former Chief Executive Officer.

Professional Experience
Mr. Bali co-founded the Company in January 2010 and has served as a member of our Board since then. Mr. Bali also served as our Chief Executive Officer from January 2010 to April 2014. Mr. Bali currently serves as Chief Executive Officer of Carbon Health, a technology-enabled healthcare provider, which he co-founded in October 2015. Mr. Bali serves on the boards of directors of various private companies. Mr. Bali received a B.S. in computer engineering and mathematics from Middle East Technical University, Ankara, Turkey.

LYDIA PATERSON Independent
Chief Executive Officer, OLX Group

Age: 51 Director Since: December 2019 Committees: Audit (Chair) Other Current Public Company Boards: None
Key Experience and Skills
We believe that Ms. Paterson is qualified to serve on our Board because of her global business and leadership experience, financial expertise, and her knowledge of technology companies. She has been designated by the Board as an audit committee financial expert as defined by SEC regulations.

Professional Experience
Ms. Paterson has served as a member of our board of directors since December 2019. Ms. Paterson has served as the Chief Executive Officer of OLX Group, a global online classifieds marketplace and a subsidiary of Prosus N.V., since March 2023, and prior to that served as Chief Financial Officer of OLX Group since June 2016. Prior to that, Ms. Paterson served as the Vice President, Global Finance and Corporate FP&A for PayPal, an online payments company, from August 2012 to April 2016, and in various finance executive roles at eBay, a multinational e-commerce platform, from March 1999 to August 2012. Ms. Paterson currently serves on the Boards of directors of several private companies. Ms. Paterson received a B.B.A. from Simon Fraser University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF OUR BOARD NOMINEES.

Continuing Directors
SOHAIB ABBASI, Chairperson of the Board, Independent
Former Chief Executive Officer, Informatica

Age: 67 Director Since: July 2023 Committees: None Other Current Public Company Boards: Elastic N.V.
Key Experience and Skills
We believe that Mr. Abbasi is qualified to serve as a member of our Board because of his prior experience as CEO of a public technology company and his current and prior executive and directorship experience for multiple large public and private technology companies.

Professional Experience
Mr. Abbasi has served as our Chairperson since July 2023. He has also served as a member of the Executive Council of Balderton Capital, a venture capital firm, since January 2018 and as a Senior Advisor of TPG Global LLC, a private equity firm, since July 2017. From July 2004 to August 2015, Mr. Abbasi served as the Chief Executive Officer of Informatica Corporation, a data integration company, where he also served as the Chair and a member of the board of directors from February 2004 to December 2015. Mr. Abbasi previously served in various executive roles at Oracle Corporation, a computer technology corporation, most recently as a member of Oracle's executive committee and as Senior Vice President of the Oracle Tools and Oracle Education divisions. He currently serves as Vice-Chairman of Elastic, N.V. (NYSE:ESTC), a leading platform for search-powered solutions and previously served as a director of McAfee Corp., a computer security software company, from November 2018 to March 2022, New Relic, Inc., an enterprise software company, from May 2016 to September 2019, Nutanix, Inc., a cloud computing company, from March 2020 to December 2020, and Red Hat, Inc., a provider of enterprise open-source software solutions, from March 2011 to July 2019. He also currently serves on the boards of directors of several private companies. Mr. Abbasi holds a B.S. and an M.S. in Computer Science from the University of Illinois at Urbana-Champaign.

GREG BROWN
President and Chief Executive Officer, Udemy, Inc.

Age: 55 Director Since: March 2023 Committees: None Other Current Public Company Boards: None
Key Experience and Skills
We believe that Mr. Brown is qualified to serve as a member of our Board because of the perspective and experience he brings as our President and Chief Executive Officer, as well as his prior experience building numerous SaaS businesses and selling into Human Resources departments.

Professional Experience
Mr. Brown has served as our President and Chief Executive Officer and as a member of our Board since March 2023. Prior to becoming our Chief Executive Officer, since joining Udemy in December 2020, Mr. Brown served as President, Udemy Business, leading our enterprise sales efforts. Prior to joining Udemy, Mr. Brown served as the Chief Executive Officer of Reflektive, a performance, engagement, and analytics solution platform, from August 2019 until December 2020. Prior to Reflektive, Mr. Brown was the Senior Vice President of International Business at Blackhawk Network, a global payments provider, from August 2017 to August 2019. Before that, Mr. Brown served as Chief Revenue Officer for Achievers Solutions, a developer of cloud-based employee engagement software, from February 2013 to August 2017, and as Chief Revenue Officer for Extole, a developer of an online advocate marketing platform, from April 2011 to February 2013. Mr. Brown received a B.S. in business administration from California Polytechnic State University - San Luis Obispo.

HEATHER HILES Independent
Chief Business Officer, Black Girls Code

Age: 55 Director Since: August 2020 Committees: Nominating and Corporate Governance (Chair); Audit Other Current Public Company Boards: None
Key Experience and Skills
We believe that Mx. Hiles is qualified to serve on our board of directors because of their extensive experience in the education and talent development industry, their business and leadership experience, their financial expertise, and their knowledge of technology companies.

Professional Experience
Mx. Hiles has served as a member of our Board since August 2020. Mx. Hiles is co-founder of AgencyPAC, a political action committee that supports parental choice in K-12 public education and serves as Chief Business Officer of Black GirlsCode. Mx. Hiles is also the founder and former managing partner of Black Ops Ventures, a seed-stage venture capital firm funding Black founders, a position held from April 2021 through April 2022. Mx. Hiles previously served as the founding Chancellor and Chief Executive Officer of Calbright College, an online community college focused on preparation for jobs in the technology industry, from January 2019 to March 2020. Prior to that, Mx. Hiles was the Deputy Director of Postsecondary Success Solutions at the Bill & Melinda Gates Foundation, a nonprofit organization focused on fighting poverty, disease, and inequity around the world, from October 2016 to November 2017. Mx. Hiles previously served as Chief Executive Officer of Pathbrite, a digital portfolio platform used by colleges and universities, from their founding of Pathbrite in February 2012 until Pathbrite’s sale to Cengage Learning in November 2015. Before that, Mx. Hiles served as Chief Executive Officer of SFWorks, a nonprofit they founded that trained and placed people on welfare into living-wage jobs, from 1997 to 2001. Mx. Hiles currently serves on the boards of directors for several private companies, including Black Girls Code. Mx. Hiles received a B.A. in development studies and ethnic studies from the University of California, Berkeley and an M.B.A. from Yale University.

JEFFREY LIEBERMAN Independent
Managing Director, Insight Partners

Age: 49 Director Since: February 2015 Committees: Compensation Other Current Public Company Boards: None
Key Experience and Skills
We believe that Mr. Lieberman is qualified to serve on our Board because of his extensive experience as a public company director and in the venture capital industry.

Professional Experience
Mr. Lieberman has served as a member of our Board since February 2015, and as the Interim Chair of our Board from February 2023 to July 2023. Since 1998, Mr. Lieberman has worked at Insight Partners, a private equity and venture capital firm, where he currently serves as managing director. Mr. Lieberman previously served on the boards of directors of HelloFresh SE from 2014 to 2021, Qualtrics International from 2017 to 2018, Shutterstock from 2007 to 2016, Mimecast from 2012 to 2020, and Cvent from 2011 to 2016. Mr. Lieberman received a B.S. in systems engineering and finance from the University of Pennsylvania.

NATALIE ROTHMAN, Independent
Chief People Officer at Inspire Brands

Age: 53 Director Since: May 2022 Committees: Compensation (Chair) Nominating and Corporate Governance Other Current Public Company Boards: None
Key Experience and Skills
We believe that Ms. Rothman is qualified to serve on our Board because of the perspective and experience she brings as an executive officer of a global company, her 28-year background in Human Capital and Total Rewards, and her experience with public and private company boards of directors and advisory boards.

Professional Experience
Ms. Rothman has served as a member of our Board since May 2022. Ms. Rothman currently serves as Chief People Officer at Inspire Brands, a global multi-brand restaurant company, a position that she has held since May 2023. Prior to that, Ms. Rothman served as Executive Vice President, Chief Human Resources Officer of Advance Auto Parts, Inc., a leading automotive aftermarket parts provider, from May 2016 to May 2023. Prior to joining Advance Auto Parts, Ms. Rothman served in a series of ascending human resources leadership roles at PepsiCo for nearly ten years. Earlier in her career, Ms. Rothman spent several years as an employment attorney with the law firm Brown Raysman, counseling large international corporations on corporate labor and employment law. Ms. Rothman currently sits on the advisory board of Silverbox Corp. III (since February 2023). She has previously served on the Raleigh Chamber of Commerce Board (2019-2022), the Advance Auto Parts Foundation Board (2021-2023), the NC State HR Advisory Board (2019-2023) and the Silverbox Engaged Capital LLC Board (August 2021-February 2022). Ms. Rothman received a B.A. in Communications and French from Ithaca College, an M.A. in Human Resources and International Communication from American University, and a J.D. from Brooklyn Law School.

Corporate Governance
Overview
We believe that our strong corporate governance practices reflect our values and support our strategic and financial performance. Our corporate governance practices are embodied in our by-laws, our Corporate Governance Guidelines, and our Code of Conduct, which were adopted by our Board to guide our Company, our Board, and our employees, and are available on our website at investors.udemy.com under "Corporate Governance." Each standing committee of the Board has a charter, also available at investors.udemy.com under "Corporate Governance," that spells out the roles and responsibilities assigned to it by the Board.
Board Composition and Refreshment
Of the seven directors that compose our Board:

6 of 7 are independent	4 of 7 are diverse with respect to gender (3) or race/ethnicity (3)
Our directors possess a breadth of skills and depth of experience relevant to being able to provide effective oversight for the execution of the Company's strategy and creation of long-term value. For additional information about the skills, experiences and characteristics of our Board, please see "Proxy Statement Summary - Director Skills and Core Competencies."
We believe the Board benefits from a balance of newer directors, who bring fresh perspectives, and longer serving directors, who have contributed to our strategy over time and have deep understanding of our operations. We continually assess the composition of the Board, including the Board's size and the diversity, skills, and experience of our directors, to ensure continued alignment with the strategic direction of the Company.
During 2023, our Nominating & Corporate Governance Committee identified talent management expertise, public company CEO experience, and public company board experience as areas it would like to augment on the Board, and engaged a third-party search firm to conduct a search. The search led to the appointment of Sohaib Abbasi as a new Board member and as the Chairperson of the Board. The Board does not currently have any vacancies.

3 new directors have joined our Board in the past 3 years	5.1 years average tenure of our directors
Nominations for Directors
Identifying Director Candidates
The Nominating and Corporate Governance Committee is responsible for leading the search for and evaluating qualified individuals, including those of diverse backgrounds, to become nominees for election as directors. The Committee is authorized to retain a search firm to assist in identifying, screening, and attracting director candidates. After a director candidate has been identified, the Committee evaluates each candidate for director within the context of the needs of the Board in its composition as a whole. The Committee considers such factors as the candidate’s business experience, skills, independence, judgment, diversity, and ability and willingness to commit sufficient time and attention to the activities of the Board. At a minimum, a recommended candidate for nomination must possess: (i) the highest personal and professional ethics, integrity, and values; (ii) proven experience in the nominee's field and the ability to exercise sound business judgment; (iii) a set of skills that are complementary to the existing Board; (iv) an ability to provide assistance to management; (v) an understanding of fiduciary duties and the ability to devote sufficient time and energy to the Board; and (vi) a commitment to representing the long-term interests of our stockholders. Although the Board has not adopted a formal policy regarding diversity in the composition of the Board, the Committee is committed to considering candidates of diverse backgrounds in every director search it leads and strives to compose a Board that reflects diverse viewpoints that will actively and constructively contribute to the Board’s discourse and deliberations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for election.

Stockholder Recommendations and Nominations to our Board
Our Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the Committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”
Board Independence and Structure
Independence
As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a Board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s Board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent.
Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Nasdaq listing rules applicable to Audit Committee members. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to Compensation Committee members.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment and affiliations, our Board has determined that Messrs. Abbasi, Bali and Lieberman, Mx. Hiles, and Mses. Rothman and Paterson, representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Mr. Brown is not considered an independent director because of his position as our President and Chief Executive Officer.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.

Leadership Structure
Effective February 2023, we separated the roles of Chief Executive Officer and Chairperson of the Board, appointing Jeffrey Lieberman as interim Chairperson of the Board, and in July 2023, we appointed Sohaib Abbasi as Chairperson of the Board. Our Board has determined that the current structure is consistent with good corporate governance practices and is appropriate to fulfill its duties effectively and efficiently, so that our chief executive officer can focus on leading the Company while the Chairperson can focus on leading the Board in overseeing management. In the future our Board may determine to once again combine the roles of Chief Executive Officer and Chairperson of the Board, in which case the Board would appoint a lead independent director consistent with good corporate governance practices.
The responsibilities of the independent Chairperson or lead independent director include participating in development of the Board’s agenda, as well as facilitating the discussions and interactions of the Board to ensure that every director's viewpoint is heard and considered. The Chairperson presides over meetings of the Board and, if independent, also over meetings of the independent directors.
Committees and Meetings
Our Board met five times during 2023 and received periodic written updates from management throughout the year. Each director attended 75 percent or more of the total number of meetings of the Board and meetings of the committees of the Board on which they served during their tenure. Our Corporate Governance Guidelines encourage, but do not require, directors to attend our annual meeting of stockholders. Four of our then-serving directors attended last year’s annual meeting of stockholders. To encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the independent directors will meet in executive sessions without management directors or management present on a periodic basis. These executive sessions are chaired by Mr. Abbasi.
We currently have an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which consists entirely of independent directors in accordance with the listing standards of Nasdaq and whose members satisfy the Board committee qualification requirements of Nasdaq and the SEC. The following table sets forth the names of each current committee member, the number of times each committee met in 2023, and the primary responsibilities of each committee.
AUDIT COMMITTEE

Members:	Primary Responsibilities
Lydia Paterson (Chair) Heather Hiles Eren Bali Meetings in 2023: 4	•	monitors the integrity of our financial statements, reporting processes, internal controls, and legal and regulatory compliance
	•	appoints, determines the compensation of, evaluates and, when appropriate, replaces our independent registered public accounting firm
	•	pre-approves all audit and permitted non-audit services to be performed by our independent registered public accounting firm
	•	monitors the qualifications and independence and oversees performance of our independent registered public accounting firm
	•	reviews and monitors compliance with our Code of Conduct, reviews conflicts of interest of our Board members and executive officers, and reviews, approves, and monitors related person transactions
	•	reviews with management the implementation and effectiveness of the Company’s compliance programs and discusses guidelines and policies with respect to risk assessment and risk management.
	•	reviews with management the Company’s management of cybersecurity risks and oversees disclosure of any significant risks or incidents.

COMPENSATION COMMITTEE

Members:	Primary Responsibilities
Natalie Rothman (Chair) Jeffrey Lieberman Meetings in 2023: 4	•	reviews and approves our executive compensation philosophy
	•	annually reviews and approves corporate goals and objectives relevant to the compensation of the CEO and evaluates the CEO’s performance in light of these goals
	•	determines and approves the compensation of our executive officers
	•	oversees our incentive and equity-based compensation plans and reviews and approves our peer companies and data sources for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements
	•	oversees development and implementation of the succession plans for executive management (other than the CEO), including identifying successors and reporting annually to the Board
	•	monitors compliance with our Stock Ownership Guidelines and oversees our Clawback Policy
	•	recommends to the Board compensation guidelines for determining the form and amount of compensation for outside directors.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:	Primary Responsibilities
Heather Hiles (Chair) Natalie Rothman Eren Bali Meetings in 2023: 4	•	assists the Board in identifying, evaluating, and recommending candidates for election to the Board
	•	establishes procedures and provides oversight for evaluating the Board and management
	•	oversees development and implementation of the CEO succession plan, including identifying the CEO's successor
	•	develops, recommends, and reassesses our Corporate Governance Guidelines
	•	reviews the development and communication of our ESG programs
	•	evaluates the size, structure, and composition of the Board and its committees
	•	establishes procedures for stockholders to recommend candidates for nomination as directors and to send communications to the Board.
Our Board has adopted written charters for each committee setting forth the roles and responsibilities of each committee. Each charter is available on our website at investors.udemy.com under "Corporate Governance."
Board’s Role in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity, and reputational. We have designed and implemented processes to manage risk in our operations. Management maintains a Risk Committee chaired by the Company’s general counsel that oversees a formal approach to managing risks and reporting to our Audit Committee. This approach consists of conducting annual comprehensive enterprise risk assessments and monitoring mitigation efforts to reduce potential exposure and increase internal capabilities to manage identified risks. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.
In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and cybersecurity. Our Audit Committee also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest.

Compensation Committee Interlocks and Insider Participation
During 2023, the members of our Compensation Committee were Mr. Lieberman and Ms. Rothman. None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Board Evaluation
The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness.

Board Evaluation Objectives
Evaluations are designed to assess the qualifications, attributes, skills and experience represented on the Board and whether the Board, its committees, and individual directors are functioning effectively.

Role of the Board The Board is responsible for annually conducting an evaluation of the Board and individual directors.	Role of the Board’s Committees The Nominating and Corporate Governance Committee coordinates each committee's annual evaluation of its performance and reporting of the results to the Board.

2023 Evaluation Process
The evaluation process included live interviews with each director conducted by an independent third party, who compiled the results and discussed them with the Nominating and Corporate Governance Committee. The results of the assessment were then reported to the Board.

Topics Addressed in 2023
Topics addressed in the evaluation process included, among others: Board structure and composition; the Board’s working relationship with management; Board meeting length, cadence, and format; Board responsibility and focus; and evaluation of committee performance, composition, and focus

Stockholder and Interested Party Communications with our Board
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107. Our General Counsel and appropriate directors as necessary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel and appropriate directors as necessary will route such communications to the appropriate director(s) or, if none is specified, then to the Chairperson of the Board or the Lead Independent Director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Corporate Governance Guidelines and Code of Conduct
Our Board has adopted Corporate Governance Guidelines. These Guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct that applies to all our employees, officers, and directors. We expect all employees, officers, and directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards. Copies of our Corporate Governance Guidelines and our Code of Conduct are available on our website at investors.udemy.com under "Corporate Governance." The Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.
Insider Trading Policy
We have established an insider trading policy governing the purchase, sale, and disposition of our securities by our directors, officers, and employees, designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards. Our insider trading policy, among other things, prohibits (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities, (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions designed to hedge or offset any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account.
Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our Audit Committee has the primary responsibility for reviewing and approving, ratifying, or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our Audit Committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation, or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related person transactions. We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including entities affiliated with Insight Partners (“Insight”), entities affiliated with MIH Edtech Investments B.V. ("Naspers"), and Eren Bali, a member of our Board and one of our co-founders.
Jeffrey Lieberman, a current member of our Board, is Managing Director of Insight. Lydia Paterson, a current member of our Board, is the Chief Executive Officer of OLX Group, an affiliate of Naspers.

Naspers and certain entities affiliated with Naspers are Udemy Business customers. During 2023, we recorded $1.9 million in revenue for Udemy Business services provided to these companies, representing less than 1% of total revenue for such period. Ms. Paterson was not involved in the selection or ongoing relationship with Udemy. We believe that the interest of Ms. Paterson in these transactions is de minimis.
Insight maintains investments in a portfolio of companies. We have contracted with some of these companies as vendors in the ordinary course of business and, in certain cases, these companies are Udemy Business customers. During 2023, we recorded $0.7 million in revenue for Udemy Business services provided to these companies, with these companies, representing less than 1% of total revenue for such period. Additionally, we recorded aggregate operating expenses of $0.8 million with these companies during 2023, representing less than 1% of total operating expenses for such period. Mr. Lieberman was not involved in the selection or ongoing relationship with Udemy. We believe that the interest of Mr. Lieberman in these transactions is de minimis.
Advance Auto Parts, where Ms. Rothman served as an executive officer until May 2023, is a Udemy Business customer. We recorded $0.4 million of revenue from services provided to Advance Auto Parts during 2023, representing less than 1% of total revenue for such period. Ms. Rothman was not involved in the selection or ongoing relationship with Udemy. Therefore, we believe that the interest of Ms. Rothman in these transactions is de minimis.
We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers, and certain controlling persons to the fullest extent permitted by Delaware law.
Environmental, Social and Governance Matters

As a mission-driven company, we strive to create a positive social and economic impact, balancing the needs of our learners, instructors, customers, employees, investors, and the environment. Access and inclusion are at the very core of our business model.
We believe that providing access to learning at scale supports the United Nations Sustainable Development Goals, or SDGs, including:
• Goal 4 – Lifelong Learning: We provide inclusive and equitable quality training and promote lifelong learning opportunities for all.
• Goal 8 – Decent Work and Economic Growth: We enable individuals from around the world to create new income streams and support their families and local communities.
• Goal 10 – Reduced Inequalities: Our platform eliminates barriers to teaching and enables practitioners to spread their knowledge globally. Learners can tap our platform for affordable upskilling.
Udemy is a participant of the United Nations Global Compact in support of the Ten Principles of the United Nations Global Compact on human rights, labor, environment, and anti-corruption. In January 2024, Sustainalytics, a Morningstar company and an independent provider of ESG and corporate governance ratings, research, and analysis, recognized Udemy as an ESG Industry Top-Rated Company, acknowledging Udemy’s sustainability efforts as a top ESG performer. More information about our ESG program can be found at www.about.udemy.com/esg-at-udemy/.

Copyright ©2024 Sustainalytics. All rights reserved. This logo contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third party suppliers (Third Party Data) and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor an investment advice and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers.

Our ESG Goals and Policies
We are committed to pursuing sustainable business practices and have implemented ESG policies and goals throughout our company to fulfill this commitment.
Environmental: We actively manage the environmental footprint of our operations. Udemy engaged S&P Global Sustainable1 to calculate Scope 1, Scope 2, and Scope 3 emissions for the year 2023. The emissions report is available on our ESG website at www.about.udemy.com/esg-at-udemy/. 1
We released the Sustainability Accounting Standards Board, or the SASB, report in May 2023. An independent institution, the SASB provides a globally recognized framework for sustainability reporting across companies and industries.
We use both hosted data centers and cloud computing providers for our operations. Our cloud computing provider has a target to power its operations with 100% renewable energy by 2025.
We prioritize the selection of highly rated Leadership in Energy and Environmental Design (LEED) or comparable standards design in leasing office spaces. Udemy uses renewable energy in over 70% of its long-term leased office space. We rely on videoconferencing for meetings that previously would have required travel as part of our sustainable travel policy.
Social: Our business impacts society through our relationships with our varied stakeholders, but it starts with our employees. We established a Board that values diversity and representative governance. We believe in the importance of fostering a diverse, inclusive, and safe workplace, recognizing that through diversity and inclusiveness we gain a variety of perspectives, views, and ideas that strengthen our ability to strategize, communicate, and deliver on our mission.
We are committed to increasing diversity and representation through our belonging, equity, diversity, and inclusion initiatives, and to disclosing diversity data annually. Currently, 45% of our global workforce, 38% of our senior leadership, and 27% of our technical workforce identify as women as of December 31, 2023. One percent of our employees identified as non-binary or chose not to disclose their gender.
In recognition of our commitment to equal pay irrespective of gender, we received the Fair Pay Workplace certification in 2022. This certificate was a testament to our equity focused pay practices following an independent evaluation of our equity-focused pay practices, methods, strategies and action plan. Upholding pay transparency and equity remains a steadfast commitment in our organizational operations as we maintained our certification in 2023 and look forward to enhancing our practices in future.
1 Source: S&P Global Sustainable1, ©2024 by S&P Global Inc.

At Udemy, our Belonging, Equity, Diversity, and Inclusion (BEDI) vision is a community where every voice is heard, valued, and empowered. We embrace diversity as a strength, fostering an environment of respect and empathy. Our commitment is to innovation through varied perspectives, ensuring equal access to knowledge and opportunity for all.
We encourage training for employees and Board members as needed. We invest in belonging and an inclusive workplace at Udemy through our Employee Resource Groups (ERGs) and reflect our commitment to create and sustain a diverse workplace.

Governance: We created a governance structure to promote responsibility and accountability for ESG matters across our company. Our single-class capital structure adheres to best practices in corporate governance.

The responsibility for implementing and overseeing programs related to ESG initiatives is formally assigned to the ESG Committee, a management working group which comprises our Chief People Officer, Chief Technology Officer, and General Counsel. The ESG Committee meets quarterly and reports to executive management and to the Nominating and Corporate Governance Committee of the Board.

Our Code of Conduct sets forth the ethical standards that employees must abide by. Employees are trained annually on our Code of Conduct, as well as related courses covering ethics, anti-corruption, anti-bribery, and preventing sexual harassment. Our Whistleblower Policy includes the process to report misconduct through independent mechanisms that safeguard the rights of whistleblowers. In 2023, per Udemy’s Political Contributions and Lobbying Policy, which prohibits corporate contributions except in the rare circumstance in which we believe that a corporate contribution would reflect our corporate interests, we did not make any direct expenditures towards any lobbying activities, including US federal or state grassroots lobbying communications to the general public.

Director Compensation
The Compensation Committee reviews the total compensation of our non-employee directors and each element of our outside director compensation policy annually. At the direction of the Compensation Committee, our compensation consultant annually analyzes the competitive position of our outside director compensation policy against the peer group used for executive compensation purposes. For a more detailed description of the role of the Compensation Committee’s independent compensation consultant, please refer to the section titled “Executive Compensation - Compensation Discussion and Analysis - Compensation Decision Roles.” Under our Outside Director Compensation Policy, each non-employee director receives annual compensation consisting of a combination of cash and equity. Management directors do not receive any additional compensation for services as a director. Each non-employee director receives an annual cash retainer of $40,000 and additional cash retainers as set forth below. We amended our Outside Director Compensation Policy in May 2023 in connection with our annual review of director compensation to (i) increase the annual outside director cash retainer from $35,000 to $40,000, (ii) add a specific cash retainer for the independent Chairperson role (an additional $60,000), and (iii) increase the lead independent director cash retainer from $15,000 to $20,000.
Directors who serve on Board committees receive additional cash retainer amounts annually for their committee responsibilities as set forth below. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.

Board Role	Annual Cash Retainer
Chairperson of the Board	$60,000
Lead Independent Director	$20,000
Audit Committee Chair	$20,000
Audit Committee member	$10,000
Compensation Committee Chair	$14,000
Compensation Committee member	$7,000
Nominating and Corporate Governance Committee Chair	$8,000
Nominating and Corporate Governance Committee member	$4,000
In addition, each non-employee director receives RSUs valued at $380,000 (increased from $360,000 in May 2023) upon first becoming a director, vesting in three equal annual installments subject to continued service as a non-employee director. Each non-employee director also receives RSUs valued at $190,000 per year (increased from $180,000 in May 2023), granted on the date of the annual stockholder meeting. Board members who are appointed at any time other than at the annual meeting receive a prorated first annual RSU award based upon the number of days from their election date until the next annual stockholder meeting. The annual RSU grants vest on the earlier of the first anniversary of grant or the date of the next annual meeting, subject to continued service as a non-employee director. On June 22, 2023, each non-employee director serving at the time received 18,590 RSUs valued at approximately $190,000.

Beginning in 2024, in lieu of the annual cash retainer paid quarterly in arrears, non-employee directors may elect to receive quarterly grants of fully vested RSUs with a grant date fair value equivalent to the applicable cash retainer. In addition, non-employee directors may elect to defer receipt of shares under any RSU grant that vests during a calendar year until the earlier to occur of (i) a date specified by the applicable non-employee director (which must generally be no earlier than January 1 of the second calendar year following the final vesting date of such RSU grant), (ii) the date of our change in control, (iii) the date the director ceases to be a member of the Board of Directors. Our non-employee directors must elect to receive RSU grants in lieu of annual cash retainers, or to defer the settlement of RSU grants, no later than December 31 of the calendar year prior to the year in which the applicable annual cash retainer is earned or RSUs are granted.
In the event of a change in control, all outstanding and unvested equity awards held by our non-employee directors will accelerate and fully vest.
Stock Ownership Guidelines for Non-Employee Directors
In 2022, our Board established Stock Ownership Guidelines applicable to our non-employee directors. Pursuant to the Stock Ownership Guidelines, each non-employee director must own a number of shares with a value, measured on the last day of each fiscal year, equal to three times the annual cash retainer paid to such non-employee director for service on the Board, which is currently $120,000. Each non-employee director must comply with this requirement by the earlier of December 2027 or the end of the fiscal year that includes the five-year anniversary of the date such non-employee director was first elected or appointed to our Board. Only shares held by a non-employee director, directly or indirectly, qualify toward satisfaction of our Stock Ownership Guidelines. Shares underlying equity-based incentives, such as unexercised stock options or unvested RSUs, do not qualify toward satisfaction of our Stock Ownership Guidelines.

2023 Director Compensation
Information provided in the following table reflects the compensation delivered to our non-employee directors for 2023:

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Sohaib Abbasi(3)	47,043	379,998	427,041
Eren Bali	54,710	189,990	244,700
Heather Hiles	57,710	189,990	247,700
Jeffrey Lieberman(4)	59,823	189,990	249,813
Lydia Paterson	58,105	189,990	248,095
Natalie Rothman	57,710	189,990	247,700
(1)    See description of annual cash retainers for Board service above.
(2)    The amounts reported represent the aggregate grant date fair value of equity-based incentive awards made pursuant to our Outside Director Compensation Policy. For purposes of this footnote, grant date fair value is calculated in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the award disclosed in the applicable column are set forth in the notes to our audited financial statements included in our Annual Report. These amounts do not correspond to the actual value that may be recognized by our non-employee directors upon vesting of the applicable awards.
(3)    Mr. Abbasi was appointed to the Board and as our Chairperson in July 2023.
(4)    Mr. Lieberman served as our Lead Independent Director until February 2023, and served as the interim Chairperson of the Board from February 2023 to July 2023.

Directors’ Outstanding Equity Awards at 2023 Fiscal-Year End
The following table provides information about the equity awards outstanding as of the end of our last fiscal year for our non-employee directors who served during fiscal 2023.

Name	Number of Shares Underlying Outstanding Options	Outstanding Restricted Stock Units
Sohaib Abbasi	–	33,480(1)
Eren Bali	–	18,590(2)
Heather Hiles	100,000(3)	18,590(2)
Jeffrey Lieberman	–	18,590(2)
Lydia Paterson	100,000(4)	18,590(2)
Natalie Rothman	–	34,134(5)
(1)    Mr. Abbasi's RSUs will vest in three equal annual installments on July 12, 2024, July 12, 2025, and July 12, 2026, subject to continued service as a non-employee director.
(2)    These RSUs will vest on June 3, 2024, subject to each such award recipient’s continued service as a non-employee director.
(3)    One-fourth of the shares underlying the option vested on August 26, 2021, and the remaining shares vest monthly thereafter, with the final vest date occurring on August 26, 2024, subject to continued service as a non-employee director.
(4)    One-fourth of the shares underlying the option vested on December 15, 2020 and the remaining shares vested monthly thereafter, with the final vest date occurring on December 15, 2023.
(5)    15,544 of Ms. Rothman's RSUs will vest in two equal annual installments on May 26, 2024, and May 26, 2025, and the remaining 18,590 will vest on June 3, 2024, subject to continued service as a non-employee director.

Proposal No. 2
Stockholder Advisory Vote to Approve the Compensation of the Company's Named Executive Officers
We encourage you to review the CD&A section of this Proxy Statement and vote to approve the compensation of our named executive officers as disclosed therein and in the accompanying tables and narrative discussion contained in this Proxy Statement. Pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, we are providing our stockholders with the opportunity to vote at the annual meeting on this advisory proposal regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). Although your vote is advisory and not binding on our Board, our Compensation Committee and our Board will carefully consider the voting results and take them into consideration when making future decisions regarding executive compensation policies and procedures. In connection with our 2023 annual meeting, our say-on-pay proposal received an 85% favorable vote, which we held one year in advance of when we were required to do so.
Our executive compensation programs have played a key role in our ability to attract and retain a highly experienced, successful team to manage our company and drive strategic and financial results for our stockholders. We believe our executive compensation programs are well structured to further our business objectives and support our culture. We believe that our compensation programs help further engage our workforce and position us to deliver long-term results for our stockholders, our customers, our learners, and our instructors.

•50% of our long-term incentive opportunity that was granted in 2023 is allocated to performance-based equity tied to the achievement of annual recurring revenue (ARR) growth in our Udemy Business segment, a key financial measure.

•50% of our long-term incentive opportunity provides balance to the program through service-based equity awards with a 4-year vesting schedule.
•Our annual cash incentive is tied to revenue and adjusted EBITDA margin, which are also key financial measures.
We believe our executive compensation programs strike the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:
•The compensation of our executives is designed to align pay with both the attainment of annual operational and financial goals, which our Compensation Committee establishes, and sustained long-term value creation;
•Our compensation programs are tied into our key business objectives and the success of our stockholders. If the value we deliver to our stockholders declines, so does the value of the compensation we deliver to our executives; and
•We closely monitor the compensation programs and pay levels of executives within our peer group of companies of similar size and complexity to help ensure that our compensation programs are within the norm of a range of market practices.
We are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders of Udemy, Inc. approve, on an advisory basis, the compensation of Udemy, Inc.’s named executive officers, as disclosed in Udemy, Inc.’s proxy statement for the 2024 annual meeting of stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures.”
This say-on-pay proposal vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. As an advisory vote, this proposal is non-binding. However, the Board and our Compensation Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our executive officers. The next say-on-pay vote will occur at our 2025 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE ACCOMPANYING COMPENSATION TABLES, AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

Compensation Discussion and Analysis
This section describes the compensation of our principal executive officer, principal financial officer, and three other most highly compensated executive officers for the fiscal year ended December 31, 2023. We refer to these executives as our “named executive officers” or “NEOs.”

Greg Brown President and Chief Executive Officer	Sarah Blanchard Chief Financial Officer	Genefa Murphy Chief Marketing Officer	Prasad Raje Chief Product Officer	Karen Fascenda Chief People Officer
Gregg Coccari, our former President and Chief Executive Officer, retired in February 2023 and is included as an NEO for 2023.
1 Executive Summary
Our Strategic Mission

Udemy’s mission is to transform lives through learning by providing flexible, effective skill development. Udemy’s Intelligent Skills Platform empowers organizations and individuals by connecting global learners with relevant and up-to-date knowledge from experts and practitioners around the world. The rise of the skills-based organization and the widespread adoption and application of generative AI are currently reshaping the future of work. Udemy is uniquely positioned to empower organizations and professional learners with the critical tools and support to build a future-ready workforce, increase employee retention and achieve better business outcomes. In order to capitalize on this growing opportunity, Udemy is further investing in product innovation, as well as brand marketing, to elevate awareness of Udemy globally so that it becomes synonymous with skills.

2023 Performance Highlights

Despite a challenging macroeconomic environment in 2023, we made significant progress on our goal of leading the transition to a skills-based economy. Financial highlights from 2023 include the following:
•Total revenue increased 16% year-over-year to $728.9 million.
•Our Udemy Business segment revenue grew 34% year-over-year to $420.6 million.
•Udemy Business annual recurring revenue increased 25% year-over-year to $466.0 million and net dollar retention rate (NDRR) was 106%, while NDRR for Udemy Business large customers (those with at least 1,000 employees) was 113%.
•We delivered positive adjusted EBITDA for the full year, ahead of our plan.

Additional highlights and developments from 2023 include the following:
•We appointed Greg Brown as CEO effective March 1 and further bolstered Udemy’s senior leadership team with new Chief Marketing, People, and Product Officers, each of which brings deep experience within their respective function to Udemy.
•We introduced Udemy’s Integrated Skills Framework methodology designed to help organizations future-proof their workforce and keep pace with innovation.
•We partnered with 1EdTech to bring the Open Badges standard to the Udemy platform, enabling employees to focus on course content that aligns with the most in-demand technical certifications and verifiable badges.
•We introduced Udemy’s generative AI-enabled product roadmap, featuring capabilities designed to support personalized learning and enhanced skills development. Udemy’s comprehensive AI-powered Intelligent Skills Platform will include a Learning Assistant, Skills Mapping, and several new enhancements for instructors, such as automated Q&A.

•We built an executive team with the skills needed to capitalize on the transformation to a skills-based economy, creating a Chief Marketing Officer and Chief Product Officer role.
For an explanation of the key business and non-GAAP financial metrics discussed above, please see “Other Matters—Explanation of Performance Metrics and Non-GAAP Financial Measures.”
Investor Outreach: Connecting with our Stockholders
At our annual meeting of stockholders held in June 2023, we held our first say-on-pay vote. Our say-on-pay proposal garnered approximately 85% support in 2023. In evaluating our compensation practices for the remainder of 2023, we were mindful of the support our stockholders expressed for our philosophy and practice of linking executive to overall company performance. While pleased with these results, we engaged with many of our major stockholders during 2023 to provide greater insight into our previous executive compensation decisions and the changes we have made to our executive compensation program to align with best practices. These meetings were attended by representatives from Finance, Investor Relations, People, and Legal teams, as well as the Chairperson of our Board. These meetings provided us with valuable feedback on our executive compensation programs and we place a high value on the input we received during these discussions.

Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future say-on-pay votes held at our 2023 annual meeting of stockholders, we intend to hold future say-on-pay votes every year.

2023 Executive Officer Compensation Program Highlights
Our compensation programs continue to center on a pay for performance philosophy. The compensation actions we took in 2023 are directly aligned with this belief and help ensure management’s interests are aligned with those of our stockholders.

Compensation Element	Purpose	2023 Actions
Base Salary	Fixed annual cash compensation designed to be market-competitive to attract and retain executives	In 2023, Mr. Brown was promoted from President, Udemy Business to CEO and received a base salary increase of 4.6%. Ms. Blanchard’s base salary was unchanged. Ms. Murphy, Mr. Raje and Ms. Fascenda each were hired in 2023 with a base salary rate of $400,000.
Short-Term Incentive Plan	Performance-based variable pay that delivers cash incentives based on achievement of key financial results	2023 annual bonuses paid out at 98.4% of target based on achievement of our financial performance goals.
LTI Equity Compensation	Service-based equity compensation provides direct shareholder alignment and supports retention while performance-based equity compensation rewards executives for delivering key performance results viewed as critical for driving long-term stockholder value
Mr. Brown and Ms. Blanchard received equity awards consisting of 50% time-based and 50% performance-based RSUs having a total grant date value of $4,445,000 and $2,222,500, respectively. Performance-based RSUs (PSUs) were funded at 69.7% based on the achievement of ARR performance in 2023. Ms. Murphy, Mr. Raje and Ms. Fascenda received RSU awards upon their hires with a grant date value of $6,171,000 $5,626,500 and $3,743,400, respectively.

Pay For Performance Focus

During 2023, our Compensation Committee continued to focus on pay-for-performance principles and set up pay packages that incentivize driving our continued growth and long-term stockholder value. We designed our compensation to balance rewards for short-term operating results and long-term growth, with the metrics for payouts focused on the key metrics that drive our success. Unless we achieve the target goals for our performance-based RSU (PSU) awards, which for 2024 consist 70% of UB ARR and 30% of Adjusted EBITDA, our NEOs will not realize the full intended value of their long-term incentive compensation. Our short-term incentive plan is also designed to align our NEOs' incentive with strong financial performance, as achievement of those incentives is weighted equally to our revenue and Adjusted EBITDA. In addition, the value of our equity awards are dependent on our stock price, which strongly aligns the interests of our executive officers with our stockholders.

The following depicts the total direct compensation, consist of base salary, actual bonus payout, and equity awards granted to our CEO and CFO in 2023. Approximately 88.3% of the total direct compensation of the CEO and CFO consisted of variable, at-risk pay linked to our performance. Our other NEOs received time-based RSUs as their new hire awards during 2023 and, consistent with our practice, received 50% time-based RSUs and 50% PSUs in March 2024 as an annual grant.

(1)     Consistent with disclosure in the Summary Compensation Table, equity awards in the chart above are reported at their grant date fair value (which, for the PSUs, is based on the target achievement of the performance metrics), and salary and short-term incentives are reported based on the actual amounts earned with respect to fiscal 2023. The chart below includes Mr. Brown's compensation for the full fiscal year, and does not include compensation for Mr. Coccari, who served as our CEO until his retirement in February 2023.

Executive Leadership Transition

We have continued to transform and add key skills to our executive leadership team so that it consists of top talent who can further drive our commitment to transforming lives through learning by providing flexible and effective skills development and validation. In particular, we executed on the following leadership changes during 2023:
•Effective March 1, 2023, Greg Brown was promoted from President, Udemy Business to President and CEO, replacing Gregg Coccari upon his retirement. Prior to joining Udemy in 2020, Mr. Brown served as CEO at Reflektive, a performance, engagement, and analytics solution platform. Prior to Reflektive, Mr. Brown was the Senior Vice President of International Business at Blackhawk Network and held the position of Chief Revenue Officer at Achievers Solutions, a developer of cloud-based employee engagement software. Mr. Brown’s previous experience also includes a Chief Revenue Officer role at Extole, a developer of an online advocate marketing platform.
•Effective January 4, 2023, Karen Fascenda joined the Company as its Chief People Officer. Ms. Fascenda most recently served as Vice President of People at Gopuff, overseeing the company’s People and Culture teams, tasked with delivering high-caliber people strategies to promote employee engagement and build a strong culture of diverse talent and experience. Prior to joining Gopuff, Ms. Fascenda held an array of leadership roles at companies such as Comcast, eBay Enterprise, and Siemens.
•Effective July 10, 2023, Genefa Murphy joined the Company in the newly-formed role of Chief Marketing Officer. Ms. Murphy is a leader with global experience across various domains including go-to-market, product, and marketing. Ms. Murphy had most recently served as Chief Marketing Officer at Five9, a publicly-traded provider of cloud contact center software, where she supported the company’s expansion into the European market and helped them deliver on their objective to successfully grow their enterprise business.
•Effective August 14, 2023, Prasad Raje joined the Company in the newly-formed role of Chief Product Officer. Mr. Raje is a seasoned software industry veteran with 25 years of experience building enterprise SaaS companies, including founding and growing three startups. He was most recently Chief Product Officer at Outreach, where he created a unique Sales Execution Platform for creating and closing pipeline. Prior to that, he was Senior Vice President of Product at RingCentral, where he was responsible for the flagship UCaaS offering. Before RingCentral, he founded and led product strategy for StatX, which was acquired by Tapclicks. Raje also founded and led Instantis through its complete startup lifecycle, including the sale to, and integration into, Oracle.

2023 Executive Officer Compensation Program Updates
For 2023, our Compensation Committee approved some key changes to our executive compensation program:

Compensation Element or Policy	2023 Actions
Long-Term Incentive Plan	Our 2023 we redesigned our Long-Term Incentive Plan to further align company performance to executive awards. The new annual equity awards consisted of 50% performance-based RSU awards (PSUs) and 50% time-vesting RSUs. The performance goals for these PSUs were based on annual recurring revenue from our Udemy Business segment. For 2024, we are maintaining a 50/50 split between time-based and performance-based RSUs.
Shareholder Outreach	In 2023, we held our first annual say-on--pay vote, one year in advance of when we were required to do so. We also engaged in a shareholder outreach program to solicit feedback on our compensation and governance practices.
Peer Group	As we continue on our journey as a skills-based organization, we refined our peer group methodology to encompass a set of guiding principles that take into account industry, size, and companies where we compete for talent, among other factors.
Clawback Policy	We amended our clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq listing standards.
Equity Plans	We regularly review our equity plans to ensure that we are engaging in best practices for compensation decision-making. In 2023, we amended our 2021 Equity Incentive Plan to prohibit a repricing or exchange program for underwater stock options without obtaining stockholder approval.

2 Compensation Governance
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. We designed our executive compensation program to attract, retain, and reward top quality executive management, provide incentives that motivate and reward performance, ensure that executive compensation is meaningfully related to the creation of long-term stockholder value, and provide total compensation that is competitive in the markets where we seek executive talent. Our Compensation Committee closely considers our compensation philosophy and objectives, as well as corporate performance when making executive compensation decisions. For 2023, the following executive compensation policies and practices were in place to drive performance and minimize behaviors that we do not believe serve our stockholders’ long-term interests.
Compensation Framework Highlights

WE DO		HOW WE DO IT
✓	Have an independent Compensation Committee	Only Board members qualifying as independent under the Nasdaq listing standards may serve on our Compensation Committee.
✓	Have an incentive compensation clawback policy	Our Board adopted a Clawback Policy, which was amended in 2023 to comply with Nasdaq listing rules and requires repayment of incentives in the case of an accounting restatement.
✓	Employ “double trigger” vesting
In the event of a change in control, equity vesting only accelerates under our executive severance and change in control agreements if an executive’s employment is terminated without cause or the executive resigns for good reason within the change in control period, or if outstanding awards are not assumed or otherwise continued by the acquiror.

✓	Maintain stock ownership guidelines	Our executives are required to maintain meaningful levels of stock ownership to ensure alignment with stockholder interests.
✓	Retain an independent compensation consultant	Our Compensation Committee has exercised its authority to engage and retain the services of an independent compensation consultant, FW Cook.
✓	Review our compensation strategy annually	Our Compensation Committee conducts an annual review of our compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.
✓	Solicit stockholder feedback on executive compensation	We hold an annual "say-on-pay" vote. We also engage in shareholder outreach to solicit feedback on our compensation and governance practices.

WE DO NOT		HOW WE ENFORCE IT
✗	Provide excise tax gross-ups for change in control payments	Our executive severance and change in control agreements provide for “net best” payment limitations for change in control payments.
✗	Provide significant perquisites or benefits	Our executive officers participate in the same benefit and retirement plans as our employees and we do not offer any additional programs.
✗	Reprice or exchange underwater stock options without stockholder approval	We have amended our 2021 Equity Incentive Plan to prohibit option repricing or exchange programs without obtaining stockholder approval.
✗	Permit hedging or pledging of our stock	Our insider trading policy prohibits directors and employees from pledging our stock or engaging in hedging of our stock to protect from downward price movements. In addition, we prohibit directors and employees from pledging their stock or using it as collateral for a loan.

Compensation Decision Roles

Pursuant to its charter and in accordance with the Nasdaq listing standards, our Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers, as well as for overseeing our compensation policies, plans, benefits, programs, and overall compensation philosophy. Our Compensation Committee has final approval of all compensation recommendations for our named executive officers, including our CEO. The Committee has engaged FW Cook, an independent executive compensation consulting firm, to provide advice and assistance to the Committee when making decisions. FW Cook reports to the Compensation Committee, and all services provided by FW Cook are at the direction and on behalf of the Committee. FW Cook was retained during 2023 and replaced the Committee’s previous advisor, Compensia. Compensia served as the Committee’s advisors until August 2023, and advised the Committee on the 2023 annual compensation decisions.

Compensation Committee		FW Cook		CEO and Management
✓	Review and approve annual performance and compensation of CEO and NEOs	✓	Provide advice and assistance to the Compensation Committee when making compensation decisions	✓	CEO annually reviews performance of all executives
✓	Review, recommend, and approve compensation plans	✓	Assist with reviews and updates on compensation best practices and provide competitive market data for salary and incentive compensation levels and design	✓	CEO makes recommendations for salary and incentive compensation of other executives commensurate with executive and Company performance
✓	Annually review the Company's peer group	✓	Provide the Compensation Committee with analysis for peer group selection	✓	Management develops the strategic plan and business goals that are incorporated into incentives for performance measures
✓	Oversee the Clawback Policy and Stock Ownership Guidelines	✓	Provide the Compensation Committee with updates on regulatory and compliance changes related to executive compensation as applicable
Setting Executive Compensation
In determining appropriate compensation opportunities for our NEOs, the Compensation Committee reviews competitive market data provided by the compensation advisor on compensation practices among a peer group of companies with similar characteristics. On behalf of the Committee, the compensation advisor conducts an annual review of the compensation practices of our peer group.
Following our IPO, in 2021 we established a set of guiding principles for determining our peer group consisting of the following:
✓    Limit consideration to companies with approximately one-half to two times our revenue and approximately one-third to three times our market capitalization
✓    Include domestic, publicly traded companies with a focus on education services or software/internet services; and
✓    Refine by focusing on companies with strong 1- to 3-year revenue growth trajectories.

Compensia undertook a detailed review in 2022 and recommended deletions of companies that were no longer aligned with our selection criteria and proposed additions that better conformed to our criteria. They recommended the replacement of seven peer companies with seven new companies, many of whom had conducted their initial public offering in 2021 and then during 2022 had published their first proxy statement. Compensia recommended replacing Aspen Technology, Elastic N.V., Five9, Medallia, Paylocity, Smartsheet, and Stride with Coursera, Duolingo, KnowBe4, Ping Identity, PowerSchool Holdings, Skillsoft, and Zuora, which recommendation the compensation committee later approved. The companies comprising the compensation peer group used to determine 2023 compensation were as follows:

Zuora	Chegg	Alteryx	Skillsoft
Grand Canyon Education	New Relic	KnowBe4	BlackLine
2U	Alarm.com Holdings	Ping Identity	Appian
Box	PowerSchool Holdings	Anaplan	Fastly
Coursera	Duolingo	Upwork	Everbridge

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the compensation peer group. We refreshed our peer group in August 2023, using the following criteria as our guiding principles:

✓    Include direct peers, who are in education services with a wider range of size criteria, and secondary peers, in the software-as-a-service (SaaS) and technology industry, with a narrower range of size criteria;
✓    For education services companies, use revenue and 12-month average market cap between 0.2 to 5.0 times the Company’s size, and for SaaS and technology, use revenue and 12-month average market cap between 0.4 to 2.5 times the Company’s size; and
✓    Other factors that we consider include: companies that commonly appear in the peer groups of the Company’s education technology peers (Chegg, Coursera, and Duolingo); inclusion in Institutional Shareholder Service’s (ISS) peer group (nine of the companies in our peer group below were included in our ISS peer group last year); and other companies for which we compete for talent. Companies were not included in our peer group solely based on these other factors.
FW Cook used these guiding principles and recommended adding the following companies to the peer group: Five9, Stride, Instructure, and Smartsheet. FW Cook recommended removing Anaplan, KnowBe4, and Ping Identity because they were acquired and current compensation data is no longer available. FW Cook also recommended removing New Relic and Box, as they do not meet the defined size criteria for other SaaS and technology companies; as well as removing 2U, Grand Canyon Education, and PowerSchool because their industry (consumer-focused education) differs from Udemy. The Committee adopted the revised peer group based on these recommendations. Accordingly, the revised peer group that was used by the Compensation Committee in connection with its annual review of our executive compensation program in early 2024 is as follows:

Zuora	Chegg	Alteryx	Coursera
Five9	Skillsoft	Appian	Duolingo
Stride	Alarm.com Holdings	Fastly	Upwork
Instructure	BlackLine	Smartsheet	Everbridge
Compensation Philosophy

Our Compensation Committee does not use a single method or measure in approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to others. The factors below, which our Compensation Committee considers when approving the amount of each compensation element for our executive officers, provide a framework for its compensation decision-making:
•Our executive compensation program objectives
•Our performance against the financial and operational goals and objectives established by our Compensation Committee and our Board
•Each individual executive officer’s qualifications, knowledge, skills, experience, tenure, role, and responsibilities
•The prior performance of each individual executive officer, based on an assessment of their contributions to our overall performance and ability to lead their business unit or function and work as part of a team
•The potential of each executive officer to contribute to our long-term financial, operational, and strategic objectives
•Compensation parity among our executive officers
•Our financial performance relative to our peers
•The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data
•In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years
•The recommendations of our CEO regarding the compensation of our executive officers (other than the CEO)

3 Framework for Executive Compensation
Elements of Compensation
During 2023, the principal elements of our compensation program for our executive officers, including our named executive officers, consisted of base salary, annual cash incentive compensation, and long-term incentive compensation delivered in the form of restricted stock units, or RSUs, that are settled in shares of our common stock upon satisfaction of time-based and performance-based vesting conditions. While the pay mix may vary year to year, the ultimate goal is to achieve our compensation objectives as described below.

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, and expected future performance and contributions	Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on considerations specific to the facts and circumstances of each executive officer and each individual position at Udemy

Short-term incentive	Achievement of pre-established corporate performance objectives	Motivates executive officers to drive company growth - for 2023, the corporate performance objectives were revenue and adjusted EBITDA margin

Long-term incentive (equity)	Enhancement of long-term stockholder value	New hire equity awards that vest over four years and provide a variable “at risk” pay opportunity. Annual equity awards for continuing executives consist 50% of time-based awards and 50% performance-based awards. For 2023, the performance criteria was tied to ARR in our Udemy Business segment, which is a key factor driving our overall business performance
Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers have double trigger change in control provisions that only accelerate vesting of outstanding equity awards following a change in control if the awards are not assumed by the surviving entity or an executive is terminated. Our executive officers may receive severance payments upon termination of employment under certain circumstances as well.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a world class management team that is focused on building a sustainable enterprise for the future. The Compensation Committee seeks to set competitive base salaries, comparable to market standards and our peer group, that are equitable across the executive team based on level of impact and contributions.
The Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, annually and makes adjustments as it determines to be necessary or appropriate.
In March 2023, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of Mr. Brown, as well as the other factors described above. Following this review, the Compensation Committee set the base salaries of our executive officers for 2023 at levels that it believed were appropriate to maintain their competitiveness. For Mses. Murphy and Fascenda and Mr. Raje, their base salaries were set at the time of their hiring, based on the same factors discussed above. The base salaries paid to our named executive officers for 2023 were as follows:

Named Executive Officer	2022 Base Salary Rate	2023 Base Salary Rate	Percentage Adjustment
Greg Brown	$540,000	$565,000	4.6%
Sarah Blanchard	$432,000	$432,000	—
Genefa Murphy*	—	$400,000	—
Prasad Raje*	—	$400,000	—
Karen Fascenda*	—	$400,000	—
*Ms. Murphy, Mr. Raje and Ms. Fascenda were hired during 2023.

Short-Term Incentive Plan
We leverage our Short-Term Incentive Plan which consists of annual cash bonuses to motivate our executive officers, including our named executive officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, our Short-Term Incentive Plan bonuses are intended to help us deliver a competitive total direct compensation opportunity to our executive officers. These annual cash bonuses are entirely performance-based, are not guaranteed, and may vary from year to year.
Typically, the Compensation Committee establishes target bonus opportunities pursuant to a formal cash bonus plan that measures and rewards our executive officers for our actual corporate performance over our fiscal year. The Short-Term Incentive Plan is designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses (or no bonuses) when we do not achieve these objectives.
In 2023, the Compensation Committee determined to award cash bonus opportunities to our executive officers, including our named executive officers, pursuant to the Short-Term Incentive Plan.
Short-Term Incentive Plan Target Opportunities
In connection with Mr. Brown's promotion to President and CEO, effective March 1, 2023, Mr. Brown's target Short-Term Incentive Plan opportunity was increased from 75% to 100% of base salary. No other adjustments to the target bonus opportunity for our named executive officers for fiscal year 2023 were made, as the Compensation Committee determined that the current target bonus opportunities were appropriate and sufficiently market competitive. For fiscal year 2023, the target Short-Term Incentive Plan opportunities for each of our named executive officers, expressed as a percentage of their annual base salary, were as follows:

Named Executive Officer	2023 Target Short-Term Incentive Plan Opportunity as a Percentage of Base Salary	2023 Target Short-Term Incentive Plan Opportunity
Greg Brown*	96.11%	$539,017
Sarah Blanchard	70%	$302,400
Genefa Murphy*	50%	$95,833
Prasad Raje*	50%	$76,515
Karen Fascenda*	50%	$198,334
*Mr. Brown's target bonus percentage was prorated for the increase from 75% to 100% on March 1. Ms. Murphy's, Ms. Fascenda's, and Mr. Raje's bonus opportunities were prorated for 2023 for the length of their employment.
The target Short-Term Incentive Plan opportunities of our executive officers, including the named executive officers, were weighted 100% on corporate objectives. The Compensation Committee determined this allocation to be appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan.
Corporate Performance Objectives
Under the Short-Term Incentive Plan, the corporate performance measures were annual revenue (the "Revenue Goal") and adjusted EBITDA margin (the "Adjusted EBITDA Margin Goal"), each of which was weighted 50%. The Compensation Committee believed revenue and adjusted EBITDA performance measures were appropriate for our business because they provided a balance between generating revenue, profitability and growing our business, which it believes directly influences long-term stockholder value. The Compensation Committee established target performance levels for these measures that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

Revenue Goal

Corporate Performance Measure	Weighting of Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level	Maximum Performance Level	Maximum Payment Level
Revenue	50%	$715 million	25%	$740 million	100%	$800 million	200%
For actual revenue results between performance levels (i.e., between threshold and target or between target and maximum), the payment amount is calculated on a linear basis based on the percentage achievement between performance levels. For purposes of the revenue performance only, revenue was calculated excluding the effects of changes in foreign currency exchange rates from the beginning of 2023. This means that we calculated revenue assuming that exchange rates between the US dollar and other currencies do not vary from what they were at the beginning on 2023.
Adjusted EBITDA Margin Goal

Corporate Performance Measure	Weighting of Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level	Maximum Performance Level	Maximum Payment Level
Adjusted EBITDA Margin*	50%	(3.0)% Adjusted EBITDA margin	50%	(2.0)% Adjusted EBITDA margin	100%	(1.0)% Adjusted EBITDA margin	125%
* Adjusted EBITDA Margin is a non-GAAP financial measure. For information on how this measure is calculated, see “Other Matters—Explanation of Performance Metrics and Non-GAAP Financial Measures.”
For actual adjusted EBITDA margin results between defined performance levels (i.e., between threshold and target or between target and maximum), the payment amount is calculated using linear interpolation. In addition, if the adjusted EBITDA margin was less than 0% for the second half of 2023, then the Adjusted EBITDA Margin performance result would have been 0%.
2023 Performance Results and Short-Term Incentive Plan Decisions
In February 2024, the Compensation Committee determined that our actual achievement with respect to the corporate performance objective under the 2023 Short-Term Incentive Plan was as follows:

	Company Performance
	Revenue	Adjusted EBITDA Margin
2023 Target performance	$740.0 million	(2.0)%
2023 Actual Performance	$730.6 million (1)	1.1%
% of Element Earned	71.8%	125%
Company Performance Element Weighting	50%	50%
(1) Revenue calculated excluding the effects of changes in foreign currency exchange rates from the beginning of 2023.
The Compensation Committee determined that, based on our revenue and Adjusted EBITDA for 2023, the corporate performance objective was achieved, in the aggregate, at a 98.4% level. Based on its review of our overall corporate performance, the Compensation Committee approved bonus payments as follows for our named executive officers, which were paid in March 2024:

Named Executive Officer	Target Bonus Opportunity	Actual Bonus Payment
Greg Brown	$539,017	$530,511
Sarah Blanchard	$302,400	$297,562
Genefa Murphy*	$95,833	$94,356
Prasad Raje*	$76,515	$75,485
Karen Fascenda*	$198,334	$195,182
* prorated for 2023

The annual cash bonuses paid to our named executive officers for 2023 are set forth in the “2023 Summary Compensation Table” below.
Long-Term Incentive Plan
We use long-term incentive compensation in the form of equity-based awards to motivate our executive officers, including our named executive officers, by providing them with the opportunity to build an equity interest in Udemy and to share in the potential appreciation of the value of our common stock. Like many companies, especially in the technology sector, prior to our IPO we relied on stock options for long-term incentive compensation. Following our IPO, we shifted to time-based RSUs as the principal vehicle for delivering long-term incentives. Our Compensation Committee believes RSUs are an appropriate and useful equity incentive for our executives because they incentivize while generally using fewer shares of common stock than stock options, offer value to the recipient even in the absence of stock price appreciation (promoting retention), but also provide incentives to our executive team that are aligned with our stockholders as the value of an RSU increases with an increase in the value of the underlying share of our stock. In 2023, we shifted the long-term incentive compensation mix to 50% time-based RSUs and 50% PSUs to further align our executive compensation with our pay for performance philosophy. The mix of 50% time-based RSUs and 50% PSUs was also used by the Compensation Committee for 2024 long-term incentive compensation for the company's executive officers.
PSUs use a one-year performance period, enabling the Compensation Committee to set rigorous goals for a time period over which it has reasonable visibility. To further drive stockholder alignment and retention, any earned PSUs are subject to continued vesting and service requirements.
In determining the size of the equity awards granted to our executive officers, the Compensation Committee considers the recommendations of our chief executive officer (except with respect to his own equity award), as well as the other factors described above. The Compensation Committee also considers the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
As discussed under "Executive Leadership Transitions" above, the Compensation Committee granted new hire awards to Mses. Murphy and Fascenda and Mr. Raje at their hiring. The Compensation Committee used market data to inform their decision as to the size of the respective awards and determined that each award was market-competitive. The Compensation Committee also considered the size of the awards in light of strategic importance of each of these roles and the value that each of the respective NEOs is positioned to provide to the Company. In particular, the Compensation Committee considered the following factors for each role:

•The rapid pace of change driven by technological advancements, including the opportunity presented by generative AI, has made it a strategic imperative for companies around the world to continuously invest in upskilling and reskilling their workforces. The hiring of a dynamic Chief Marketing Officer to lead Udemy through this transition and help tell the skills based story is critical to our success. Ms. Murphy brings a plethora of experience in go- to-market strategy and driving brand awareness.

•Generative AI is radically revolutionizing the way we work and how professionals are developing new skills. The creation of the comprehensive Udemy Intelligent Skills Platform will include Udemy AI Learning Assistant, Udemy AI Skills Mapping and several new enhancements for content creators/instructors, such as a generative AI-assisted Q&A feature. Mr. Raje brings a wealth of experience in product innovation, and he will play a key role in developing tools that will benefit our enterprises, instructors and learners.

•Udemy is committed to being a blueprint for a skills-based organization, as we are committed to helping our enterprise customers with this transition. Ms. Fascenda brings extensive experience in leading and building high-performing teams and strong corporate cultures throughout her career.

2023 Executive Long-Term Incentive Grants
In March 2023, the Compensation Committee approved time-based RSUs and PSUs for Mr. Brown and Ms. Blanchard to retain such executive officers and in recognition of each person’s individual potential for future impact and contributions to Udemy. Mses. Murphy and Fascenda and Mr. Raje each received RSU grants upon their hiring. The equity awards granted to our named executive officers in 2023 are set forth in the table below.

Named Executive Officer	2023 Time-Based Restricted Stock Unit Awards (#)	2023 Performance-Based Restricted Stock Unit Awards (#)
Greg Brown	250,000	250,000
Sarah Blanchard	125,000	125,000
Genefa Murphy	550,000
Prasad Raje	550,000
Karen Fascenda	340,000
The time-based RSU awards granted to Mr. Brown and Ms. Blanchard vest in quarterly installments over 16 quarters, beginning June 15, 2023, subject to continued service. Ms. Murphy's RSU grant vested 12.5% on February 15, 2024, and then in 14 quarterly installments beginning on April 15, 2024, subject to continued service. Mr. Raje's grant vests 25% on August 15, 2024, and then quarterly over the following three years, subject to continued service. Ms. Fascenda's grant vested 25% on January 15, 2024, and then will vest quarterly over the following three years, subject to continued service.
The PSU awards granted to Mr. Brown and Ms. Blanchard vest 25% on March 15, 2024, and then quarterly over the following three years, subject to continued service. The vesting of the PSU awards were based on achievement of ARR in our Udemy Business segment, which the Compensation Committee believes is a key measure for creating long-term stockholder value. The Compensation Committee established target performance levels for these measures that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level	Maximum Performance Level	Maximum Payment Level	Actual Results	Actual Payout
UB ARR*	$423.0 million	25%	$528.8 million	100%	$634.5 million	150%	$466.0 million	69.7%
*UB ARR represents the annualized value of our Udemy Business (UB) segment customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
For actual results between performance levels (i.e., between threshold and target or between target and maximum), the payment amount is calculated using linear interpolation, except that between the threshold and target level, the payment is calculated using linear interpolation between the threshold level and 80% achievement at $475.9 million in UB ARR, and then between 80% and 100% achievement using linear interpolation between $475.9 million and the target level. The Compensation Committee determined that, based on our actual achievement of the UB ARR goal for 2023, the performance objective was achieved, in the aggregate, at a 69.7% level.
Stock Ownership Guidelines
In 2022 we adopted Stock Ownership Guidelines that prescribe required levels of stock ownership and the timeline for achievement. These guidelines are designed to further strengthen and align our leadership with stockholders’ interests. As of April 2024, all NEOs are either meeting or on track to meet the required holdings based on the ownership levels required. Only shares held by an executive, directly or indirectly, qualify toward satisfaction of our Stock Ownership Guidelines. Shares underlying equity-based incentives, such as unexercised stock options, unvested RSUs or unearned PSUs, do not qualify toward satisfaction of our Stock Ownership Guidelines.

Role	Ownership Guideline
CEO	5 times base salary
Executives reporting to the CEO	1 times base salary
Clawback Policy
In 2022, our Board adopted a Clawback Policy that covers incentive compensation paid to current and former executive officers, which policy we amended in 2023 to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq listing standards. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, as further described in the Clawback Policy, whether or not the executive officer was at fault for the restatement, in accordance with SEC and Nasdaq requirements.

4 Other Compensation and Benefit Programs
We offer a 401(k) retirement plan, including an employer matching contribution, to our employees (including our NEOs) as a part of our overall compensation strategy. We generally do not offer any enhanced or additional benefits to our NEOs that our other employees do not also receive.
Employment Agreements
We have entered into employment agreements with all NEOs and other selected senior executives. The employment agreements with our NEOs specify annual base salary and annual performance-based cash target bonus amounts for each executive, calculated as a specified percentage of the executive’s base salary. The performance measures are determined by the Compensation Committee annually and are consistent with the measures applied to other senior executives. The employment agreements have no specific term.
In connection with Mr. Coccari’s retirement in 2023, we entered into a one-year consulting agreement with him effective as of February 28, 2023. Among other things, the consulting agreement provided that Mr. Coccari would provide transitional advisory advice and other assistance as requested by our new chief executive officer, not to exceed 10 hours per month. Mr. Coccari’s existing equity incentive awards continued to vest during the term of the consulting agreement and he continued to be deemed a “service provider” for purposes of Udemy’s equity incentive plans. Mr. Coccari did not receive any compensation for the consulting outside of the continued vesting of his equity awards. Mr. Coccari's consulting agreement terminated on February 28, 2024.
Change in Control and Severance Agreements
We compete for executive talent, and we believe that providing severance protection plays an important role in attracting and retaining key executives and enabling them to focus on the Company’s strategic goals. To this end, we also enter into change in control and severance agreements with our executives. The agreements provide for severance payments under certain circumstances, which are discussed in more detail in the “Potential Payments Upon Termination or Change in Control Table” contained in this Proxy Statement. Such agreements eliminate the need to negotiate severance payments and benefits on a case-by-case basis. They also help assure an executive officer that their severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Finally, they act as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Our Compensation Committee is comprised of two independent directors who meet independence, experience, and other qualification requirements of the Nasdaq listing standards, and the rules and regulations of the SEC. Ms. Rothman is the Chair of our Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board. Our charter can be viewed on our website at investors.udemy.com under "Corporate Governance."
We have relied on management’s representation that the CD&A presented in this Proxy Statement has been prepared with integrity and objectivity and in conformity with SEC regulations. Based upon our review and discussion with management, we recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report.

THE COMPENSATION COMMITTEE
Natalie Rothman (Chair)
Jeffrey Lieberman

Compensation Program Risk Assessment
We assess our executive and broad-based compensation and benefits programs to determine whether the programs' provisions and operation create undesired or unintentional material risk. The risk assessment process includes a review of our compensation program policies and practices, such as our performance-based executive compensation programs and Stock Ownership Guidelines, to ensure that the interests of our executives are aligned with those of our stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking. We regularly review and audit our bonus plans to ensure short-term incentives are appropriately linked to business outcomes, and that supporting processes and controls are effective, and such reviews are shared with the Compensation Committee.
We have reviewed all of our compensation programs and found none that would be reasonably likely to have a material adverse effect on the Company. Our performance-based executive compensation program, as described more fully in the CD&A, coupled with our Stock Ownership Guidelines, aligns the interests of our executives with stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking. The Compensation Committee, with the guidance and assistance of its independent compensation consultant, reviews and approves compensation components for all named executive officers and other executive officers. Short-term incentives are reviewed each year and payments are subject to Compensation Committee discretion. The bonus plans for other team members are linked to financial, customer or operating measures. All our employees (including executive officers) and directors are subject to our Insider Trading Policy, which prohibits hedging existing ownership positions in the Company's securities, short selling the Company's stock, purchasing or selling derivative securities, and pledging Company stock or holding it in a margin account.
Additional Information Regarding Executive Compensation
Summary Compensation Table
The following Summary Compensations Table provides the compensation earned by our chief executive officer, principal financial officer, and the other three most highly compensated executive officers as of the end of each of the last three     completed fiscal years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Greg Brown President and Chief Executive Officer(4)	2023	560,833	4,445,000	—	530,511	6,600	5,542,944
	2022	533,333	8,093,331(9)	—	250,469	500	8,877,633
	2021	433,333	3,335,844	—	284,435	500	4,054,112
Sarah Blanchard Chief Financial Officer	2023	432,000	2,222,500	—	297,562	6,600	2,958,662
	2022	426,667	7,585,527(10)	—	187,017	500	8,199,711
	2021	275,379	3,335,844	12,379,233	125,193	—	16,115,649
Genefa Murphy Chief Marketing Officer(5)	2023	191,667	6,171,000	—	94,356	3,667	6,460,690

Prasad Raje Chief Product Officer(6)	2023	153,030	5,626,500	—	75,485	2,667	5,857,682
Karen Fascenda Chief Marketing Officer(7)	2023	396,667	3,743,400	—	195,182	6,600	4,341,849
Gregg Coccari Former President and Chief Executive Officer(8)	2023	83,333	—	—	—	—	83,333
	2022	500,000	—	—	156,484	170,997	827,481
	2021	433,333	7,285,517	—	189,623	211,113	8,119,586
(1)    The amounts disclosed generally represent the aggregate grant date fair value of an award of a stock option or RSUs, as applicable, as calculated in accordance with ASC 718; provided that a portion of the amounts in the “Stock Awards” column for 2022 includes the incremental fair value of RSUs granted in exchange for the cancellation of stock options in August 2022 in connection with a stock option exchange program and, with respect to Mr. Brown, in September 2022 in connection with an option cancellation agreement between the Company and Mr. Brown. The assumptions used in calculating the grant date and modification date fair values of the awards disclosed in the applicable column are set forth in the notes to our audited financial statements included in our Annual Report. These amounts do not correspond to the actual value that may be recognized by our named executive officers upon vesting or exercising of the applicable awards.
(2)    The amounts reported for 2021, 2022, and 2023 represent the amounts earned by our named executive officers in calendar years 2021, 2022, and 2023 and paid in calendar years 2022, 2023, and 2024, respectively, under Udemy’s Short-Term Incentive Plan for such years, as described in more detail in the section titled “Compensation Discussion and Analysis – Short-Term Incentive Plan.”
(3)    The amounts reported in 2023 consist of matching 401(k) contributions. In 2022, we paid Mr. Coccari a monthly stipend to assist with housing and personal travel costs, plus an amount sufficient to ensure that the payment of the monthly stipend was tax neutral to Mr. Coccari. The amounts reported in 2022 consist of (i) for Mr. Coccari, aggregate stipend payments of $111,636 and aggregate tax neutrality payments of $59,361 and (ii) for Ms. Blanchard and Mr. Brown, amounts paid for matching 401(k) contributions by us. The amounts reported in 2021 consist of (i) for Mr. Coccari, aggregate stipend payments of $111,636 and aggregate tax neutrality payments of $99,477 and (ii) for Mr. Brown, amounts paid for matching 401(k) contributions by us.
(4)    Mr. Brown served as President, Udemy Business prior to his appointment as President and Chief Executive Officer, effective March 1, 2023.
(5)    Ms. Murphy was appointed as Chief Marketing Officer, effective July 10, 2023.
(6)    Mr. Raje was appointed as Chief Product Officer, effective August 14, 2023.
(7)    Ms. Fascenda was appointed as Chief People Officer, effective January 4, 2023.
(8)    Mr. Coccari retired as our Chief Executive Officer and President, effective February 28, 2023.
(9)    Consists of RSUs granted in May 2022 with aggregate grant date fair value of $2,133,250 plus RSUs received in exchange for stock options in August and September 2022 with aggregate incremental modification value of $5,960,081.
(10)    Consists of RSUs granted in May 2022 with aggregate grant date fair value of $2,133,250 plus RSUs received in exchange for stock options in August 2022 with aggregate incremental modification value of $5,452,277.
Grants of Plan-Based Awards in 2023
The following table sets forth information concerning grants of cash and stock-based awards made under our annual and long-term incentive plans during 2023. The threshold, target, and maximum non-equity incentive award and incentive award amounts shown in the table represent the amounts to be paid if our performance had met the respective levels of the applicable performance measures. The performance measures are more fully described under the headings "Short-Term Incentive Plan" and “Long-Term Incentive Compensation” in the CD&A.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards
Name	Grant or Modification Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)(3)
Greg Brown	03/18/2023	202,131	539,017	875,903	—	—	—	—	—
	03/18/2023	—	—	—	62,500	250,000	375,000	—	—
	03/18/2023	—	—	—	—	—	—	250,000(4)	2,222,500
Sarah Blanchard	03/18/2023	113,400	302,400	491,400	—	—	—	—	—
	03/18/2023	—	—	—	31,250	125,000	187,500	—	—
	03/18/2023	—	—	—	—	—	—	125,000(4)	1,111,250
Genefa Murphy	07/10/2023	35,937	95,833	155,729	—	—	—	—	—
	07/15/2023				—	—	—	550,000(5)	6,171,000
Prasad Raje	08/14/2023	28,693	76,515	124,337	—	—	—
	08/15/2023	—	—	—	—	—	—	550,000(6)	5,626,500
Karen Fascenda	03/18/2023	74,375	198,334	322,293	—	—	—	—	—
	01/15/2023	—	—	—	—	—	—	340,000(7)	3,743,400
(1)    Amounts in the “Estimated Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our Short-Term Incentive Plan based upon the achievement of corporate performance goals during 2023. 100% of each named executive officer’s bonus opportunity is based on the achievement of corporate performance goals, revenue and adjusted EBITDA, and is capped at 162.5% on a blended basis. The actual amounts paid to our named executive officers are set forth in the “2023 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis – Target Bonus Opportunities.”
(2)    Amounts in the “Estimated Payouts Under Equity Incentive Plan Awards” columns relate to performance-based RSUs awards. The “threshold,” “target,” and maximum” amounts represent the number of such awards that would have been eligible to vest based on achievement of our fiscal year 2023 annual recurring revenue target in our Udemy Business segment. The actual amounts vested under the awards and the calculation of such amounts is discussed more fully in the section titled “Compensation Discussion and Analysis – 2023 Long-Term Incentive Awards.”
(3)    The dollar values of the RSU awards represent the grant date fair value per share calculated on the basis of the fair market value of the underlying shares of our common stock on the grant date in accordance with ASC 718. The assumptions used in calculating the fair value of the RSUs reported in these columns are set forth in the notes to our consolidated financial statements included in our Annual Report. The actual value that the named executive officer will realize on each RSU award will depend on the price per share of our common stock at the time the shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our named executive officers.
(4)    The RSUs underlying these awards vest in 16 equal quarterly installments beginning on June 15, 2023, subject to continued service.
(5)    The RSUs underlying this award vested 12.5% on February 15, 2024, and then in 14 quarterly installments beginning on April 15, 2024, subject to continued service.
(6)    The RSUs underlying this award vest 25% on August 15, 2024, and then in 12 quarterly installments beginning on November 15, 2024, subject to continued service.
(7)    The RSUs underlying this award vested 25% on January 15, 2024, and then in 12 quarterly installments beginning on April 15, 2024, subject to continued service.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table provides information concerning stock-based awards granted to our named executive officers that were outstanding at the end of our last fiscal year.

		Outstanding Option Awards				Outstanding Stock Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Greg Brown	11/15/2021(3)	–	–	–	–	70,402	1,037,021	–	–
	05/15/2022(4)	–	–	–	–	109,375	1,611,094	–	–
	08/06/2022(5)	–	–	–	–	171,875	2,531,719	–	–
	03/18/2023(6)	–	–	–	–	203,125	2,992,031	–	–
	03/18/2023(7)	–	–	–	–			250,000(12)	3,682,500
Sarah Blanchard	11/15/2021(3)	–	–	–	–	70,402	1,037,021	–	–
	05/15/2022(4)	–	–	–	–	109,375	1,611,094	–	–
	08/06/2022(8)	–	–	–	–	291,667	4,296,255	–	–
	03/18/2023(6)	–	–	–	–	101,563	1,496,023	–	–
	03/18/2023(7)	–	–	–	–			125,000(12)	1,841,250
Genefa Murphy	07/15/2023(9)	–	–	–	–	550,000	8,101,500	–
Prasad Raje	08/15/2023(10)	–	–	–	–	550,000	8,101,500	–	–
Karen Fascenda	01/15/2023(11)	–	–	–	–	340,000	5,008,200	–	–
Gregg Coccari(2)	03/14/2019	512,105	–	3.12	03/14/2029	–	–	–	–
	05/19/2020	–	15,197	6.58	05/19/2030	–	–	–	–
	05/19/2020	1,263,257	69,021	6.58	05/19/2030	–	–	–	–
	11/15/2021	–	–	–	–	153,759	2,264,870	–	–
(1)    Calculated by multiplying the closing market price of our common stock at December 29, 2023 ($14.73 per share) by the number of unvested RSUs or PSUs at December 31, 2023 as indicated in the prior column.
(2)    As described in "Retirement of Gregg Coccari" below, Mr. Coccari's equity awards continued to vest through the termination of his consulting agreement on February 28, 2024.
(3)    The RSUs underlying this award vest in 12 equal quarterly installments beginning on November 15, 2022, subject to continued service.
(4)    The RSUs underlying this award vest in 16 equal quarterly installments beginning on August 15, 2022, subject to continued service.
(5)    390,625 of the RSUs underlying this award vested on November 15, 2022, 46,875 vested each quarter in 2023, and 57,292 will vest each quarter in 2024 through August 15, 2024, subject to continued service.
(6)    The RSUs underlying these awards vest in 16 equal quarterly installments beginning on June 15, 2023, subject to continued service.
(7)    The RSUs underlying these performance-based awards vested 25% on March 15, 2024 and then in 12 equal installments beginning on June 15, 2024.
(8)    458,333 of the RSUs underlying this award vested on November 15, 2022, 62,500 RSUs vested each quarter in 2023, and 72,917 will vest each quarter in 2024, subject to continued service.
(9)    The RSUs underlying this award vested 12.5% on February 15, 2024, and then in 14 quarterly installments beginning on April 15, 2024, subject to continued service.
(10)    The RSUs underlying this award vest 25% on August 15, 2024, and then in 12 quarterly installments beginning on November 15, 2024, subject to continued service.
(11)    The RSUs underlying this award vested 25% on January 15, 2024, and then in 12 quarterly installments beginning on April 15, 2024, subject to continued service.
(12)    Represents the target number of shares under the executive's performance-based RSU grant. Based on the annual recurring revenue performance in our Udemy Business segment, 69.7% of these shares satisfied the performance-based vesting requirement and became eligible to vest pursuant to the service-based vesting requirement.. The shares vested 25% on March 15, 2024 and then will vest quarterly in 12 equal installments beginning on June 15, 2024.

Option Exercises and Stock Vested in 2023
The following table sets forth information with respect to our NEOs who vested in stock awards or exercised options during 2023. The values realized on exercise or vesting do not reflect the sale price of the shares or whether a sale was made.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Greg Brown	–	–	67,869	682,762(1)
	–	–	67,871	648,847(2)
	–	–	15,625	164,688(3)
	–	–	67,869	730,270(4)
	–	–	15,625	155,625(5)
	–	–	67,871	916,259(6)
	–	–	15,625	249,375(7)
Sarah Blanchard	–	–	83,494	839,950(1)
	–	–	83,496	798,222(2)
	–	–	7,812	82,338(3)
	–	–	83,494	898,395(4)
	–	–	7,813	77,817(5)
	–	–	83,496	1,127,196(6)
	–	–	7,812	124,680(7)
Genefa Murphy	–	–	–	–
Prasad Raje	–	–	–	–
Karen Fascenda	–	–	–	–
Gregg Coccari	–	–	21,966	220,978(1)
	–	–	21,965	209,985(2)
	–	–	21,966	236,354(4)
	–	–	21,965	296,528(6)
	4,077,936(8)	35,855,789(9)	–	–
(1)     Value realized on vesting equals the closing price of $10.06 on February 21, 2023, multiplied by the quantity of RSUs vesting.
(2)    Value realized on vesting equals the closing price of $9.56 on May 22, 2023, multiplied by the quantity of RSUs vesting.
(3)     Value realized on vesting equals the closing price of $10.54 on June 14, 2023, multiplied by the quantity of RSUs vesting.
(4)     Value realized on vesting equals the closing price of $10.76 on August 21, 2023, multiplied by the quantity of RSUs vesting.
(5)     Value realized on vesting equals the closing price of $9.96 on September 14, 2023, multiplied by the quantity of RSUs vesting.
(6)     Value realized on vesting equals the closing price of $13.50 on November 14, 2023, multiplied by the quantity of RSUs vesting.
(7)     Value realized on vesting equals the closing price of $15.96 on December 14, 2023, multiplied by the quantity of RSUs vesting.
(8)     Total shares acquired upon exercise of stock options by Mr. Coccari in 2023 from 806 transactions on 97 different trading days.
(9)     Total value recognized by Mr. Coccari in 2023.
Potential Payments upon Termination of Employment or Change in Control
The following table describes the potential payments that would have been provided to each of our named executive officers pursuant to the applicable change in control and severance agreement in the event that they were terminated without “cause” (excluding death or disability) or they resigned for “good reason” (as defined in the applicable agreement) outside of, and within, the applicable change in control period under such change in control and severance agreements (which period begins three months before the occurrence of a change of control and ends twelve months after the occurrence of a change of control), assuming such termination occurred on December 31, 2023 and the applicable release requirement is satisfied (other than Mr. Coccari, for whom the actual amounts received in connection with his separation from the Company is set forth below under “Retirement of Mr. Coccari”).

	Termination without Cause or Resignation for Good Reason outside the Change in Control Period			Termination without Cause or Resignation for Good Reason within the Change in Control Period
Named Executive Officer	Salary Severance ($)	Value of Continued Health Coverage ($)(1)	Total ($)	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)(1)	Value of Equity Acceleration ($)(2)	Total ($)
Greg Brown	847,500(3)	14,841	862,341	565,000	565,000	14,841	11,854,365	12,999,206
Sarah Blanchard	432,000	29,040	461,040	432,000	302,400	29,040	10,281,643	11,045,083
Genefa Murphy	200,000	7,439	207,439	400,000	200,000	14,878	8,101,500	8,716,378
Prasad Raje	200,000	11,646	211,646	400,000	200,000	23,293	8,101,500	8,724,793
Karen Fascenda	200,000	117	200,117	400,000	200,000	233	5,008,200	5,608,433
(1)    The amounts reported in these columns represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for the executive and the executive’s eligible dependents for 12 months (or 6 months for Mses. Murphy and Fascenda and Mr. Raje outside the change in control period). The amounts presented are based on estimates for maintaining group health insurance continuation benefits under our 2023 health insurance plans.
(2)     The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration by the closing price of our common stock on December 29, 2023, which was $14.73 per share. The value also reflects the payout of performance-based RSUs at target.
(3)     The amount consists of 12 months of salary and 50% of Mr. Brown’s annual target bonus.
Change in Control and Severance Agreements
Mr. Brown's and Ms. Blanchard's change in control and severance agreement provide for an initial term ending on September 1, 2024, and each other named executive officer's change in control and severance agreement provides for an initial term ending three years after their respective start date. At the end of the initial term and each third anniversary thereafter, the agreement will renew automatically for additional three-year terms unless either party provides the other with written notice of non-renewal at least 60 days prior to such automatic renewal.
Pursuant to each named executive officer’s change in control and severance agreement, if, within the three-month period prior to or the 12-month period following a “change in control” (defined in the agreement), we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the named executive officer resigns for “good reason” (defined in the agreement), and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months of the named executive officer’s then current annual base salary plus 100% of the named executive officer’s annual target bonus for the year of termination, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months, (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of the named executive officer’s then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement), and (iv) with respect to Mr. Brown and Ms. Blanchard, the post-termination exercise period for each of their vested and outstanding stock options, if any, will extend to one year from the date of their termination of employment.
Pursuant to each named executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following a “change in control”, we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the named executive officer resigns for good reason, and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months (or 6 months for Mses. Murphy and Fascenda and Mr. Raje) of their then current annual base salary and, for Mr. Brown only, an amount equal to his pro-rated annual target bonus, subject to a maximum cap of 50% of his annual target bonus, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months (or 6 months for Mses. Murphy and Fascenda and Mr. Raje), and (iii) with respect to Mr. Brown and Ms. Blanchard, the post-termination exercise period for each of their vested and outstanding stock options, if any, will extend to one year from the date of their termination of employment.
In the event of a change in control, the change in control and severance agreements provide that if payments related to a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, and if reducing the amount of the payments would result in greater benefits to him or her (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the change in control payments), we will reduce the change in control payments by the amount necessary to maximize the benefits received by him or her, determined on an after-tax basis. The agreements do not provide for tax gross up payments.

Retirement of Mr. Coccari
In connection with Mr. Coccari’s retirement as our President and Chief Executive Officer, we entered into a Consulting Agreement with Mr. Coccari, effective as of February 28, 2023 (the “Consulting Agreement”). The Consulting Agreement provides that Mr. Coccari will provide transitional advisory advice and other assistance as requested by the Company’s Chief Executive Officer, not to exceed 10 hours per month. As compensation, Mr. Coccari’s existing equity incentive awards continued to vest during the term of the Consulting Agreement and Mr. Coccari was deemed a “service provider” for purposes of our equity incentive plans. The Consulting Agreement expired on February 28, 2024.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2023, which consists of our 2010 Equity Incentive Plan (the “2010 Plan”), our 2021 Equity Incentive Plan (the "2021 Plan"), and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	21,041,131(2)	$5.06(3)	6,767,397(4)
Equity compensation plans not approved by security holders	–	–	–
Total	21,041,131	$5.06	6,767,397
(1)    The Company initially reserved 13,800,000 shares for issuance under the 2021 Plan. The amount available for issuance under the 2021 Plan is subject to an annual increase on the first day of each year, beginning on January 1, 2023, in an amount equal to 5% of the outstanding shares of our common stock on the last day of the immediately preceding calendar year or a lesser amount determined by our Board or our Compensation Committee. The amount available for issuance also includes any shares subject to awards granted under the 2010 Plan that, on or after October 29, 2021, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. No further equity awards will be granted under the 2010 Plan. We also initially reserved 2,800,000 shares of our common stock under the 2021 ESPP. Shares reserved for issuance under the 2021 ESPP increase on the first day of each year, beginning in 2023, in an amount equal to the least of 1% of the outstanding shares of common stock on the last day of the immediately preceding year, three times the initial number of shares reserved under the ESPP, or a lesser amount determined by our Board or our Compensation Committee.
(2)     Includes 4,621,021 shares of common stock issuable upon the exercise of outstanding stock options, 15,769,577 shares of common stock issuable upon the vesting of RSUs, 645,833 shares of common stock issuable at target upon the achievement of applicable performance goals and vesting of PSUs, and 4,700 stock appreciation rights that are settled in cash upon exercise.
(3)     As RSUs and PSUs do not have an exercise price, such awards are not included in the weighted average exercise price calculation.
(4)     As of December 31, 2023, there were 4,416,594 shares reserved for issuance under the 2021 Plan and 2,350,803 shares reserved for issuance under the 2021 ESPP.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We are providing the ratio below using reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the median compensated employee and calculating the CEO pay ratio based on the median compensated employee’s annual total compensation permit us to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions, the CEO pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have very different global workforce strategies, employment and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating and reporting their CEO pay ratio.
We analyzed our global workforce as of December 31, 2023, which we chose as our date of determination. Employees represent all salaried and hourly employees as of the determination date. This number does not include any independent contractors, as permitted by the applicable SEC rules. We chose to use a consistently applied compensation measure, which we selected as base salary for each of our employees for the 12-month period from January 1, 2023 to December 31, 2023. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on December 31, 2023. For permanent employees hired during 2023, we annualized their base salary or wages as if they had been employed for the entire measurement period.

Using the foregoing methodology, we then calculated the median employee’s total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $132,465. The annual total compensation of our CEO was $5,542,944, as reported in the "Summary Compensation Table" above. Accordingly, the ratio of our CEO's annual total compensation to the median annual compensation of all employees (excluding the CEO) was 42:1.
Pay Versus Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to named executive officers and Company performance. In this section, we refer to “compensation actually paid” (“CAP”) and other terms used in the applicable SEC rules. CAP reflects adjusted values to equity awards during the years shown in the table based on year-end stock prices, various accounting assumptions, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation, see “Compensation Discussion and Analysis” above.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year (1)	Summary Compensation Table Total for PEO (G. Coccari)	Compensation Actually Paid to PEO (G. Coccari) (2)	Summary Compensation Table Total for PEO (G. Brown)	Summary Compensation Table Total for PEO (G. Brown)(2)	Average Summary Compensation Table Totals for non-PEO NEOs ($) (3)	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)	Net Income ($) (6) ($ in Millions)	Revenue ($) (7) ($ in Millions)
2023	$83,333	$28,986	$5,542,944	$8,872,802	$4,904,721	$7,081,646	$53.56	$112.86	$(107.3)	$728.9
2022	$827,481	$(15,622,773)	$—	$—	$5,232,058	$3,321,491	$38.36	$67.79	$(153.9)	$629.1
2021	$8,119,586	$44,992,372	$—	$—	$10,721,755	$12,875,733	$71.05	$105.56	$(80.0)	$515.7
(1) The named executive officers included in the above table were:

Year	Principal Executive Officer (PEO)	Non-PEO Named Executive Officers
2023	Greg Brown	Sarah Blanchard, Genefa Murphy, Prasad Raje, and Karen Fascenda
Gregg Coccari
2022	Gregg Coccari	Sarah Blanchard, Greg Brown, Prasad Gune, and Llibert Argerich
2021	Gregg Coccari	Sarah Blanchard and Velayudhan Venugopal
(2) The compensation actually paid to our PEO reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

	Gregg Coccari
Prior FYE	12/31/2022
Current FYE	12/31/2023
Fiscal Year	2022	2023
Summary Compensation Table Total Compensation for Greg Coccari	$827,481	$83,333
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	—	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(7,352,637)	730,531
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(9,097,618)	(784,878)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$(15,622,773)	$28,986

Greg Brown
Prior FYE	12/31/2022
Current FYE	12/31/2023
Fiscal Year	2023
Summary Compensation Table Total Compensation for Greg Brown	$5,542,944
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	4,445,000
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	5,558,881
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	1,469,905
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	558,750
+ Change in Fair Value Between End of Prior Fiscal Year and Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	187,322
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$8,872,802
For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of the stock option awards and RSUs in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within 2023 and 2022, which are valued as of the applicable vesting date. The valuation assumptions used in the calculations of such amounts are set forth in the notes to our audited financial statements included in our Annual Report.
(3) The average compensation actually paid to our non-PEO named executive officers reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

	NEO Average
Prior FYE	12/31/2022
Current FYE	12/31/2023
Fiscal Year	2022	2023
Average Summary Compensation Table Total Compensation for Non-PEO Named Executive Officers	$5,232,058	$4,904,721
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	4,631,799	4,440,850
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,761,186	5,997,662
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(1,085,448)	492,659
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	5,076,319	69,842
+ Change in Fair Value Between End of Prior Fiscal Year and Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,193,937)	57,612
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	3,836,888	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$3,321,491	$7,081,646
For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of the stock option awards and restricted stock units in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within 2023 and 2022, which are valued as of the applicable vesting date, and the fair value of RSUs granted in 2022 in exchange for the cancellation of stock options in connection with the Exchange Program or Mr. Brown’s option cancellation agreement, which are valued based on the incremental fair value of such RSUs on the applicable grant date. The valuation assumptions used in the calculations of such amounts are set forth in the notes to our audited financial statements included in our Annual Report.

(4) Total shareholder return is calculated by assuming that a $100 investment was made on at the close of trading on the first full day of trading of our common stock (October 29, 2021) and reinvesting all dividends until the last day of each reported fiscal year.

(5) The peer group used is the Nasdaq Computer Index, as used in the performance graph shown in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on the first full day of trading of our stock (October 29, 2021) and reinvesting all dividends until the last day of each reported fiscal year.

(6) The dollar amounts reported are our net income (loss) reflected in our audited financial statements.

(7) In our assessment, revenue is the most important financial performance measure (other than stock price) that we used in 2023 to link compensation actually paid to performance. The dollar amounts reported show our revenue as reflected in the audited financial statements included in our Annual Report.

Tabular List of Financial Performance Measures
The financial performance measures listed below represent all of the financial performance measures that were used to determine the compensation actually paid to our named executive officers in 2023:

Revenue
Adjusted EBITDA Margin
Udemy Business Annual Recurring Revenue
Adjusted EBITDA Margin and Udemy Business Annual Recurring Revenue are non-GAAP financial measures and performance measures, respectively. For information on how these measures are calculated, see “Other Matters—Explanation of Performance Metrics and Non-GAAP Financial Measures.”
Relationship Between Pay and Performance
The following graphs illustrate the relationship between compensation actually paid for 2023 and 2022 and (i) our cumulative total shareholder return and our peer group’s (Nasdaq Computer Index) cumulative total shareholder return, (ii) our net income, and (iii) our revenue.

Information Concerning our Executive Officers
The following table provides information about our executive officers as of April 5, 2024.

Name	Age	Position
Greg Brown	55	President & Chief Executive Officer
Sarah Blanchard	47	Chief Financial Officer
Velayudhan (Venu) Venugopal	63	Chief Technology Officer
Karen Fascenda	57	Chief People Officer
Stephanie Stapleton Sudbury	38	President, Udemy Business & Managing Director, Denver
Richard Qiu	61	President, New Ventures
Genefa Murphy	41	Chief Marketing Officer
Prasad Raje	58	Chief Product Officer
Ken Hirschman	56	General Counsel
Our executive officers are elected by and serve at the discretion of our Board. There are no family relationships among any of our executive officers. Set forth below is a brief description of the business experience of our executive officers.

Greg Brown
President & Chief Executive Officer
Mr. Brown has served as our President and Chief Executive Officer and as a member of our Board of directors since February 2023. Mr. Brown served as the President, Udemy Business from December 2020 to February 2023. Prior to joining Udemy, Mr. Brown served as the Chief Executive Officer of Reflektive, a performance, engagement, and analytics solution platform, from August 2019 until December 2020. Prior to Reflektive, Mr. Brown was the Senior Vice President of International Business at Blackhawk Network, a global payments provider, from August 2017 to August 2019. Before that, Mr. Brown served as Chief Revenue Officer for Achievers Solutions, a developer of cloud-based employee engagement software, from February 2013 to August 2017, and as Chief Revenue Officer for Extole, a developer of an online advocate marketing platform, from April 2011 to February 2013. Mr. Brown received a B.S. in business administration from California Polytechnic State University – San Luis Obispo.
Sarah Blanchard
Chief Financial Officer
Ms. Blanchard has served as our Chief Financial Officer since April 2021. Prior to joining Udemy, Ms. Blanchard served as Chief Financial Officer and Chief Operating Officer of Omada Health, a digital healthcare platform focused on sustainable lifestyle changes, from March 2019 to April 2021, and as Omada Health’s Chief Financial Officer from August 2014 to March 2019. Ms. Blanchard previously served as Chief Financial Officer of CoreOS, a developer of Kubernetes and container-native software solutions, from October 2017 until CoreOS’s acquisition by Red Hat in January 2018. Before that, Ms. Blanchard served as Vice President, Finance of Silver Spring Networks, a smart grid products provider, from 2009 to 2014. Ms. Blanchard received a B.A. in accounting from Michigan State University and an M.B.A. from the University of Pennsylvania.
Velayudhan (Venu) Venugopal
Chief Technology Officer
Mr. Venugopal has served as our Chief Technology Officer since May 2019. Before joining Udemy, Mr. Venugopal spent over six years at Vrbo.com, a division of Expedia Group, an online travel shopping company, where he held multiple roles from December 2012 to April 2019, including Vice President of Engineering from December 2015 to April 2019. Before that, Mr. Venugopal served in various engineering and product development roles at Adobe, a computer software company, from 2005 to 2011 and, prior to its acquisition by Adobe, at Macromedia, a graphics, multimedia, and web development software company, from 2000 to 2005. Mr. Venugopal received a B.E. in mechanical engineering from Madras University and an M.S. in computer science and an M.Eng. in mechanical engineering from the University of New Brunswick, Fredericton, Canada.
Karen Fascenda
Chief People Officer
Ms. Fascenda has served as our Chief People Officer since January 2023. Before joining Udemy, Ms. Fascenda served as Vice President, People, at Gopuff, a consumer goods and food delivery company, from June 2020 to January 2023. Ms. Fascenda previously spent over four years at Comcast, a telecommunications conglomerate, where she held multiple positions, including Vice President, Human Resources, from January 2018 to June 2020. Before that, Ms. Fascenda held various positions at eBay from June 2006 to January 2016. Ms. Fascenda received a B.S. in liberal arts from West Chester University and a M.A. in organizational dynamics from the University of Pennsylvania.
Stephanie Stapleton Sudbury
President, Udemy Business
Ms. Sudbury has served as President, Udemy Business & Managing Director, Denver since February 2023 and previously as Senior Vice President, Global Customer Success, Udemy Business from April 2022 to February 2023, as Vice President of Global Customer Success, Udemy Business from August 2019 to March 2022, as Senior Director of Customer Success, Udemy Business from August 2018 to August 2019, and Director of Customer Success, Udemy Business from November 2016 to August 2018. Prior to joining Udemy, Ms. Stapleton spent over four years at Gild, a data analytics company, where she held various positions including Vice President, Customer Success from December 2014 to October 2016. Ms. Stapleton received a B.A. in communications and global and international studies from the University of California, Santa Barbara.

Richard Qiu
President, New Ventures
Mr. Qiu has served as our President, New Ventures since May 2022. Mr. Qiu previously served as Udemy’s Senior Vice President, New Ventures from January 2021 to May 2022; Senior Vice President, Global Business Development from November 2018 to December 2020; and Vice President, Global Business Development from August 2014 to October 2018. Prior to joining Udemy, he was the Vice President, Business Development and Head of International at TrustArc from April 2012 to August 2014. Before TrustArc, Mr. Qiu held various leadership positions at 4INFO, Fanbox, and Nuance Communications. He holds an undergraduate degree from Zhejiang University, an M.B.A. from University of Chicago, and a Ph.D. in Engineering from Vanderbilt University.
Genefa Murphy
Chief Marketing Officer
Ms. Murphy has served as our Chief Marketing Officer since July 2023. Ms. Murphy previously served as Chief Marketing at Five9, Inc., a publicly traded provider of cloud contact center software, from January 2021 through June 2023. Prior to that, Ms. Murphy served as SVP & Chief Marketing Officer of Micro Focus International, Plc from October 2019 through January 2021. Global Vice President, Marketing and Enablement, Micro Focus from October 2018 to September 2019 and Global Vice President Corporate Marketing and Communications Micro Focus from September 2017 to October 2018. Prior to this Ms Murphy spent ten years in various leadership positions at Hewlett Packard Enterprises. Ms. Murphy has a Bachelor of Science in Business & Information Technology from the University of Wales, Swansea, as well as a Ph.D. in User Adoption of New Technology from the University of Wales, Swansea.
Prasad Raje

Chief Product Officer
Mr. Raje has served as our Chief Product Officer since August 2023. Previously, Mr. Raje was Chief Product Officer at Outreach, an AI sales platform, from January 2022 through July 2023, and prior to that he was Senior Vice President of Product Management at RingCentral, Inc., a leading provider of AI-first cloud based business communications, where he served from April 2019 through December 2021. Before RingCentral, he founded and led product strategy for StatX, which was acquired by Tapclicks. Mr. Raje also founded and led Instantis through its complete startup lifecycle, including the sale to, and integration into, Oracle Corporation. Mr. Raje has an undergraduate degree from Indian Institute of Technology, Bombay, an M.S. in Electrical Engineering from Stanford University and a Ph.D in Electrical Engineering from Stanford University.
Ken Hirschman
General Counsel
Mr. Hirschman has served as our General Counsel since September 2023. Mr. Hirschman previously served as our Senior Vice President, Operations & General Counsel from April 2019 through September 2023 and Senior Vice President, Corporate Development & General Counsel beginning July 2018. Before joining Udemy, Mr. Hirschman served as Vice President of Corporate Development and General Counsel of Ebates, a loyalty shopping company, which was acquired by Rakuten, from 2011 to 2018. Prior to that, Mr. Hirschman held business development and legal leadership roles at software and technology firms Mindjet, Goodmail Systems, and Acxiom Digital, and spent several years as an associate in the New York and California offices of Shearman & Sterling. Mr. Hirschman received a B.A. in political science from the University of Pennsylvania and a J.D. from Cornell Law School. Mr. Hirschman also serves as the Company’s corporate secretary.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock as of April 5, 2024 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 153,256,678 shares of our common stock outstanding as of April 5, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 5, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 5, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107.

	Components of Beneficial Ownership
Name of Beneficial Owner	Common Stock Beneficially Owned	Rights to Acquire	Rights to Acquire Within 60 Days	Total Number of Shares	Total Percentage
Greater than 5% Stockholders:
Entities affiliated with Insight Venture Partners (1)	38,032,260	—	—	38,032,260	24.8%
MIH Edtech Investments B.V. (2)	17,120,840	—	—	17,120,840	11.2%
Caledonia (Private) Investments Pty Limited(3)	9,439,495	—	—	9,439,495	6.2%
The Vanguard Group(4)	9,355,870	—	—	9,355,870	6.1%
Named Executive Officers and Directors:			-
Greg Brown	541,768	—	78,287	620,055	*
Sarah Blanchard	556,524	—	93,912	650,436	*
Genefa Murphy	33,476	—	34,375	67,851	*
Prasad Raje	—	—	—	—	*
Karen Fascenda	56,578	—	21,250	77,828	*
Coccari, Gregg	10,834	1,179,205	—	1,190,039	*
Sohaib Abbasi	2,276	—	—	—	*
Eren Bali	1,642,460	—	18,590	1,661,050	1.1%
Heather Hiles	15,490	89,583	22,757	127,830	*
Jeff Lieberman	105,460	—	18,590	124,050	*
Lydia Ventura Paterson	16,856	100,000	18,590	135,446	*
Natalie Rothman	8,620	—	26,362	34,982	*
All current executive officers and directors as a group (15 persons)	3,396,255	1,236,703	393,844	5,024,526	3.2%
*    Represents less than 1%.
(1)    Based solely on a Schedule 13G/A filed by Grace Software Cross Fund Holdings, LLC with the SEC on February 9, 2024 which reports (i) 984,909 shares held of record by Grace Software Cross Fund Holdings, LLC, or Grace, (ii) 10,654,754 shares held of record by Insight Venture Partners (Cayman) VII, L.P., or Insight Cayman, (iii) 1,530,921 shares held of record by Insight Venture Partners (Delaware) VII, L.P., or Insight Delaware, (iv) 560,198 shares held of record by

Insight Venture Partners VII (Co-Investors), L.P., or Insight Co-Investors, (v) 24,203,192 shares held of record by Insight Venture Partners VII, L.P., or Insight Venture, and (vi) 98,286 shares held of record by Insight Partners Public Equities Master Fund, L.P., or IPPE Master Fund. Insight Cayman, Insight Delaware, Insight Co-Investors and Insight Venture are referred to collectively as the Fund VII Entities. The general partner of each of the Fund VII Entities is Insight Venture Associates VII, L.P., or IVA VII LP, the general partner of which is Insight Venture Associates VII, Ltd., or IVA VII Ltd. The manager of Grace is Insight Associates XI L.P., or IA XI LP, the general partner of which is Insight Associates XI, Ltd., or IA XI Ltd. The general partner of IPPE Master Fund is Insight Partners Public Equities GP, LLC, or IPPE GP, the sole member of which is Insight Venture Management, LLC, or IVM. The sole shareholder of IVA VII Ltd, IA XI Ltd and IVM is Insight Holdings Group, LLC, or Holdings. Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman, and Michael Triplett is a member of the board of managers of Holdings. Because Messrs. Horing, Parekh, Lieberman, and Triplett are members of the board of managers of Holdings, and because Holdings is the sole shareholder of each of IVA VII Ltd, IA XI Ltd and IVM, IVA VII LP is the general partner of Fund VII, IA XI LP is the manager of Grace, IVM is the sole member of IPPE GP, and IPPE GP is the general partner of IPPE Master Fund, Messrs. Horing, Parekh, Lieberman, and Triplett may be deemed to share voting and dispositive power over the shares noted above. Each of Messrs. Horing, Parekh, Lieberman, and Triplett disclaims beneficial ownership of the shares held of record by each of Fund VII, Grace, and IPPE Master Fund, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036..
(2)    Based solely on a Schedule 13G filed by Prosus N.V. with the SEC on February 14, 2022, which reports 17,120,840 shares held of record by MIH Edtech Investments B.V., or Edtech. Edtech is a subsidiary of Prosus N.V., or Prosus, a publicly traded company whose shares are listed on the Euronext Amsterdam. A majority of the voting power of the outstanding ordinary shares of Prosus N.V. is held by Naspers Limited, a publicly traded company whose shares are listed on the Johannesburg Stock Exchange. As a result, the shares of our company held by Edtech may be deemed to be beneficially owned by Prosus and Naspers Limited. The address for Edtech and Prosus is Gustav Mahlerplein 5, 1082 MS, Amsterdam, Netherlands. The address for Naspers Limited is 40 Heerengracht, Cape Town 8001, South Africa.
(3)    Based solely on a Schedule 13G/A filed by Caledonia (Private) Investments Pty Limited with the SEC on February 14, 2024. The address for Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia.
(4)    Based solely on a Schedule 13G filed by the Vanguard Group with the SEC on February 13, 2024. The address for the Vanguard Group is 100 Vanguard Blvd.
Malvern, PA 19355.
(5)    Mr. Coccari retired as our President and CEO on February 28, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2023, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of a late form 4 filing for Ms. Fascenda to report her initial RSU grant, which was late due to an administrative oversight.

Proposal No. 3
Ratification of Appointment by the Audit Committee of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2024
Our Audit Committee has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2024. Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2023.
At the Annual Meeting, we are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, then our Audit Committee may reconsider the appointment. One or more representatives of Deloitte are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte for our fiscal years ended December 31, 2023 and 2022 (in thousands):

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$2,742	$2,692
Audit-Related Fees(2)	—	—
Tax fees(3)	—	—
All Other Fees(4)	6	6
Total Fees	$2,748	$2,698
(1)    “Audit Fees” consist of fees for professional services provided in connection with the audits of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and other statutory and regulatory filings or engagements.
(2)    “Audit-Related Fees” consist of fees that are reasonably related to the performance of audits or reviews that are not included under “Audit Fees.” Such services relate primarily to technical consultations on audit and reporting requirements not arising during the course of such audits or reviews.
(3)    “Tax Fees” consist of fees for professional services for tax compliance. These services include assistance regarding federal, state, and international tax compliance, assistance with tax reporting requirements and audit compliance, indirect tax compliance, and instructor withholding tax compliance.
(4)    “All Other Fees" consist of fees related to an accounting research tool subscription.
Auditor Independence
In 2023, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Deloitte for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our Audit Committee.

Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

Audit Committee Report
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for establishing and maintaining internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC;
•discussed with management and Deloitte, management’s report and Deloitte’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; and
•received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report.

THE AUDIT COMMITTEE
Lydia Paterson (Chair)
Eren Bali
Heather Hiles

Other Matters
Questions and Answers about the Proxy Materials and our Annual Meeting
Why am I receiving these materials?
This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting. The Annual Meeting will be held on Monday, June 3, 2024 at 9:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2024, where you will be able to listen to the meeting live, submit questions, and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") containing instructions on how to access this Proxy Statement, the accompanying notice of Annual Meeting and form of proxy, and our Annual Report, is first being sent or given on or about April 11, 2024 to all stockholders of record as of April 5, 2024. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our Annual Report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our Annual Report are set forth in the Notice of Internet Availability. The proxy materials and our Annual Report can be accessed as of April 11, 2024 by visiting https://investors.udemy.com.
What proposals will be voted on at the Annual Meeting?
The following proposals will be voted on at the Annual Meeting:
•the election of two Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified;
•the non-binding advisory vote on the compensation of our named executive officers; and
•the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
As of the date of this Proxy Statement, our management and Board were not aware of any other matters to be presented at the Annual Meeting.
How does the Board recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•“FOR” the election of each Class III director nominee named in this Proxy Statement;
•“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 5, 2024, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 153,256,678 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices located at 600 Harrison Street, 3rd Floor, San Francisco, California 94107 by contacting our corporate secretary.
How many votes are needed for approval of each proposal?
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Proposal No. 2: The approval, on a non-binding, advisory basis, on the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.
Proposal No. 3: The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 2, 2024 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 2, 2024 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing, and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting; or
•by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2024, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank, or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
“FOR” the election of each Class III director nominee named in this Proxy Statement;
“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank, or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker, bank, or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank, or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by (i) entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above), (ii) completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting, (iii) delivering a written notice of revocation to our corporate secretary at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary, which must be received prior to the annual meeting, or (iv) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank, or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the Annual Meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the Annual Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UDMY2024. To attend and participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The Annual Meeting live audio webcast will begin promptly at 11:00 am, Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 am, Pacific time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Greg Brown, our Chief Executive Officer, and Sarah Blanchard, our Chief Financial Officer, have been designated as proxy holder for the Annual Meeting by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
Ken Hirschman, our General Counsel and Corporate Secretary, will tabulate the votes and act as inspector of election.
How can I contact Udemy’s transfer agent?
You may contact our transfer agent, Equiniti Trust Company, by telephone at (800) 937-5449, by email at helpast@equiniti.com, or by writing Equiniti Trust Company, LLC, at 48 Wall Street, Floor 23, New York, New York 10005. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://equiniti.com/us/ast-access/individuals/.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or Proxy Statement and Annual Report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and Annual Report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and Annual Report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and Annual Report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Udemy, Inc.
Attention: Investor Relations
600 Harrison Street, 3rd Floor
San Francisco, California 94107
Tel: (415) 813-1710
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
Stockholder Proposals or Director Nominations for 2025 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 12, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Udemy, Inc.
Attention: Corporate Secretary
600 Harrison Street, 3rd Floor
San Francisco, California 94107
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern time, on February 3, 2025, and
•no later than 5:00 p.m., Eastern time, on March 5, 2025.
In the event that we hold our 2025 annual meeting 25 days before or after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of our 2025 annual meeting, and
•no later than 5:00 p.m., on the later of the 90th day prior to the day of our 2025 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by us.
If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the requirements of our bylaws stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act.

Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2023 Annual Report
Our financial statements for our fiscal year ended December 31, 2023 are included in our Annual Report, which are posted on our website at https://investors.udemy.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Investor Relations.
Information contained on, or that can be accessed through, any portion of our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Explanation of Performance Metrics and Non-GAAP Financial Measures
As noted throughout this Proxy Statement, we reference certain performance metrics and non-GAAP financial measures. Information on why we use these performance metrics and non-GAAP financial measures, and how these measures are calculated, are presented in the Management’s Discussion and Analysis section of our Annual Report.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

By order of the Board of Directors,

Ken Hirschman
General Counsel & Corporate Secretary
San Francisco, California
April 11, 2024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UDMY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35304-P07787

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UDEMY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Eren Bali
02) Lydia Paterson

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V35305-P07787

UDEMY, INC.
Annual Meeting of Stockholders
June 3, 2024 9:00 AM PT
Via the Internet at www.virtualshareholdermeeting.com/UDMY2024
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gregory Brown and Sarah Blanchard, or either of them, as proxies, each with the full power of substitution and resubstitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Udemy, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 3, 2024 at 9:00 AM PT, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/UDMY2024 and have the information that is printed in the box marked by the arrow available and follow the instructions.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side.